Filed Pursuant to Rule 424(b)(2)
Registration No. 333-177279

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED OCTOBER 13, 2011

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 13, 2011)

$

The J. M. Smucker Company

% Notes due

We are offering $         aggregate principal amount of     % Notes due                     . The notes will bear interest at a rate equal to         % per year.

We will pay interest on the notes semi-annually on each                      and                     , beginning on                     , 2012. The notes will mature on                     ,          and will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may redeem the notes in whole or in part, at our option, at any time or from time to time at the applicable redemption price set forth under “Description of Notes and Guarantees—Optional Redemption.” If a change of control triggering event occurs, unless we have previously exercised our option to redeem the notes in whole, holders of the notes will have the right to require us to repurchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes and Guarantees—Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event.”

The notes will be our direct senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be guaranteed on a senior unsecured basis by certain of our subsidiaries. The notes will be structurally subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries. See “Description of Notes and Guarantees.”

Investing in the notes involves risks that are described in the sections entitled “Risk Factors” beginning on page S-13 of this prospectus supplement and “Risk Factors” on page 5 of the accompanying prospectus.

	Price to Public (1)		Underwriting Discount		Proceeds, before Expenses, to Us (1)
Per note		%		%		%
Total	$		$		$

(1)	Plus accrued interest from , 2011, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The notes will be delivered in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including for the accounts of Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Clearstream Banking, société anonyme, against payment in New York, New York on or about                     , 2011.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan

The date of this prospectus supplement is                     , 2011

Prospectus Supplement

Prospectus

References in this prospectus to the “Company,” “we,” “us” and “our” are to The J. M. Smucker Company and its consolidated subsidiaries unless otherwise specified or the context requires otherwise. References to “subsidiary guarantors” or “guarantors” means, initially, J.M. Smucker LLC and The Folgers Coffee Company unless otherwise specified or the context requires otherwise.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part is the accompanying prospectus dated October 13, 2011, which is part of our Registration Statement on Form S-3.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede that information in the accompanying prospectus. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer and sale are not permitted.

The information appearing in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of that document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, other than any portion of such documents that by statute, designation in such documents or otherwise are deemed to be furnished, rather than filed, under the applicable SEC rules or are not required to be incorporated herein by reference. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended April 30, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended July 31, 2011; and

•	our Current Reports on Form 8-K filed on August 2, 2011, August 19, 2011, August 22, 2011 and October 13, 2011.

The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

The J. M. Smucker Company

Attention: Corporate Secretary

One Strawberry Lane

Orrville, Ohio 44667

(330) 682-3000

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus (including the information incorporated by reference herein and therein) constitute forward-looking statements within the meaning of federal securities laws. The forward-looking statements may include statements concerning our current expectations, estimates, assumptions, and beliefs concerning future events, conditions, plans, and strategies that are not historical fact. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “plans,” and similar phrases.

Federal securities laws provide a safe harbor for forward-looking statements to encourage companies to provide prospective information. We are providing this cautionary statement in connection with the safe harbor provisions. Readers are cautioned not to place undue reliance on any forward-looking statements as such statements are by nature subject to risks, uncertainties, and other factors, many of which are outside of our control and could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include, but are not limited to, those set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus and in our periodic reports under the Securities Exchange Act of 1934, as amended, filed with the SEC, as well as the following:

•	volatility of commodity markets from which raw materials, particularly green coffee beans, wheat, soybean oil, milk, peanuts and sugar, are procured and the related impact on costs;

•

risks associated with derivative and purchasing strategies we employ to manage commodity pricing risks, including the risk that such strategies could result in significant losses and adversely impact our liquidity;

•	crude oil price trends and their impact on transportation, energy, and packaging costs;

•	our ability to successfully implement and realize the full benefit of price changes and the competitive response;

•	the success and cost of introducing new products and the competitive response;

•	the success and cost of marketing and sales programs and strategies intended to promote growth in our businesses;

•	general competitive activity in the market, including competitors’ pricing practices and promotional spending levels;

•	our ability to successfully integrate acquired and merged businesses in a timely and cost effective manner;

•	the successful completion of our restructuring programs and our ability to realize anticipated savings and other potential benefits within the time frames currently contemplated;

•	the impact of food safety concerns involving our products or those of our competitors;

•	the impact of accidents and natural disasters, including crop failures and storm damage;

•	the concentration of certain of our businesses with key customers and suppliers and our ability to manage and maintain key relationships;

•	the loss of significant customers, a substantial reduction in orders from such customers, or the bankruptcy of any such customer;

•	changes in consumer coffee preferences and other factors affecting the coffee business, which represents a substantial portion of our business;

•	our ability to obtain any required financing;

•	the timing and amount of our capital expenditures, share repurchases, and restructuring costs;

•	impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets;

•	the impact of new or changes to existing governmental laws and regulations or their application;

•	the impact of future legal, regulatory, or market measures regarding climate change;

•	the outcome of current and future tax examinations, changes in tax laws, and other tax matters, and their related impact on our tax positions;

•	foreign currency and interest rate fluctuations;

•	political or economic disruption; and

•	risks related to other factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2011.

Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information contained in this prospectus supplement and the accompanying prospectus (including the information incorporated by reference herein and therein). There may be other factors that may cause our actual results to differ materially from the forward-looking statements. We do not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

You should read this prospectus supplement and the accompanying prospectus (including the information incorporated by reference herein and therein) completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements are qualified by these cautionary statements.

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus as well as the documents incorporated by reference before making an investment decision.

The Company

The J. M. Smucker Company was established in 1897 and was incorporated in Ohio in 1921. We operate principally in one industry, the manufacturing and marketing of branded food products on a worldwide basis, although the majority of our sales are in the United States. Our operations outside the United States are principally in Canada although products are exported to other countries as well. Sales outside the United States represented approximately ten percent of our consolidated sales for fiscal 2011. Our branded food products include a strong portfolio of trusted, iconic, market-leading brands that are sold to consumers through retail outlets in North America.

We have three reportable segments: U.S. Retail Coffee, U.S. Retail Consumer Foods, and International, Foodservice and Natural Foods. Our two U.S. retail market segments in total comprised over 80 percent of our net sales in fiscal 2011 and represent a major portion of our strategic focus area—the sale of branded food products with leadership positions to consumers through retail outlets in North America.

In each of the U.S. retail market segments, our products are primarily sold through a combination of direct sales and through brokers to food retailers, food wholesalers, drug stores, club stores, mass merchandisers, discount and dollar stores, and military commissaries. In the International, Foodservice and Natural Foods segment, our products are distributed domestically and in foreign countries through retail channels, foodservice distributors and operators (e.g., restaurants, schools and universities, and health-care operators), health and natural foods stores and distributors.

Our Products

Our principal products are coffee, peanut butter, fruit spreads, shortening and oils, baking mixes and ready-to-spread frostings, canned milk, flour and baking ingredients, juices and beverages, frozen sandwiches, toppings, syrups, and pickles and condiments.

Our products are produced under certain patents and marketed under numerous trademarks owned or licensed by us or one of our subsidiaries. Major trademarks, utilized primarily in the U.S. retail market segments, include: Folgers®, Dunkin’ Donuts®, Millstone®, Café Bustelo® and Café Pilon™ in the U.S. Retail Coffee segment; and Smucker’s®, Jif®, Hungry Jack®, Uncrustables®, Snack’n Waffles, Dickinson’s®, Crosse & Blackwell®, Adams®, Laura Scudder’s®, Goober®, Golden Temple®, Magic Shell®, Crisco®, Pillsbury®, Eagle Brand®, Borden® and Elsie design, Martha White®, LaPina®, White Lily®, Softasilk®, Funfetti®, and Pet® in the U.S. Retail Consumer Foods segment.

Major trademarks utilized in the International, Foodservice and Natural Foods segment include: Folgers®, Smucker’s®, Jif®, Crisco®, Plate Scapers®, Bick’s®, Five Roses®, Robin Hood®, Carnation®, R. W. Knudsen Family®, Santa Cruz Organic®, Double Fruit®, Recharge®, and Red River®.

Dunkin’ Donuts® is a registered trademark of DD IP Holder LLC used by us under license, which we refer to as the “Dunkin’ License,” for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, and drug stores. The Dunkin’ License does not pertain to Dunkin’ Donuts® coffee or other products for sale in Dunkin’ Donuts® restaurants. The terms of the Dunkin’ License include the payment of royalties to DD IP Holder LLC and other financial commitments by us. The Dunkin’ License is in effect until January 1, 2034. Pillsbury®, the Barrelhead logo, and the Doughboy character are trademarks of The Pillsbury Company, LLC and are used by us under a 20-year, perpetually renewable, royalty-free license. Borden® and the Elsie design are trademarks used by us on certain products under a perpetual, exclusive, and royalty-free license. Carnation® is a trademark of Société des Produits Nestlé S.A. used by our Canadian subsidiary for certain canned milk products in certain territories under an exclusive and royalty-free license with an initial term of ten years, renewable by us for two successive five-year terms and which becomes perpetual at the end of the renewal terms under certain circumstances. In addition, we or one of our subsidiaries license the use of several other trademarks, none of which are individually material to the our business.

Slogans or designs considered to be important trademarks include, without limitation, “With A Name Like Smucker’s, It Has To Be Good,” “The Best Part of Wakin’ Up Is Folgers In Your Cup,” “Wake Up Special Every Day,” “Mountain Grown,” “Choosy Moms Choose Jif,” “Purely The Finest,” “Crisco is Cooking,” “Everybody’s Happy When It’s Hungry Jack,” “Goodness Gracious, It’s Good,” the Smucker’s banner, the Crock Jar shape, the Gingham design, and the Strawberry logo.

We own several hundred patents worldwide in addition to proprietary trade secrets, technology, know-how processes and other intellectual property rights that are not registered.

We consider all of our intellectual property and the Pillsbury®, Dunkin’ Donuts®, Borden® and Elsie design, and Carnation® licenses, taken as a whole, to be essential to our business.

Our Competitive Position

We are the branded market leader in the coffee, peanut butter, shortening, sweetened condensed milk, fruit spreads, ice cream toppings, and natural foods beverages categories in the United States. Our business is highly competitive as all of our brands compete for retail shelf space with other branded products as well as private label products.

•

The Folgers® brand competes in the highly competitive U.S. packaged roast and ground coffee market. We compete in the premium coffee market with our Millstone® and Folgers® Gourmet Selections® brands, as well as through sales of Dunkin’ Donuts® retail packaged coffee products. In 2010, we expanded our presence in the single-serve coffee market, entering into an agreement with Green Mountain Coffee Roasters, Inc. and Keurig, Inc. for the manufacturing and distribution of premium coffees through Keurig’s innovative K-Cup® coffee system. Our Folgers® Gourmet Selections® and Millstone® premium coffees K-Cup® products were introduced in the second quarter of fiscal 2011 and represent the most successful new product launch in our history.

•

The Jif® brand has been the leader in the peanut butter category for over 20 years, while our natural peanut butter business, sold under the Smucker’s®, Adam’s®, Laura Scudder’s® and Jif® brands, maintains a strong leadership position in the natural peanut butter category.

•	Our fruit spread brands, including Smucker’s®, Dickinson’s®, and Knott’s Berry Farm®, hold the leading position in the fruit spreads category.

•

Our Hungry Jack® brand competes in the pancake mix and table syrup category. During 2010, we divested our potato side dish product line and entered into a licensing agreement with the purchaser for its use of the Hungry Jack® brand. We maintain ownership of the brand.

•

Crisco® has historically been a leader in the shortening and cooking oils categories. Crisco® holds the leading branded position in the shortening category and competes with other branded competitors for the leading branded position in the oils category.

•

Our Pillsbury® brand competes in the dessert and baking mixes, or “DBM,” market that includes mixes for cakes, cookies, brownies, muffins, and quick breads, as well as ready-to-spread frostings and ingredients used in scratch baking such as flour.

•

We are the branded market leader in the sweetened condensed milk category with our Eagle Brand® and Magnolia® brands and have significant sales with production of private label brands. In the evaporated milk category, we have a significant presence with our production of private label brands and the Pet® brand where we compete primarily with one major national brand.

Our Vision and Strategy

Our vision is to own and market food brands that hold the #1 position in their respective categories—categories that are typically located in the center of the store. We plan to grow our business through category and market share growth, new products and acquisitions of leading brands. Acquisitions may be “enabling,” which provide new or enhanced capabilities, “bolt-on,” which increase our category presence, or “transformational,” which provide entry into new markets and/or categories. We believe that this strategy, combined with the strength of our brand portfolio and our people, will enable us to further build upon our position as one of the leading branded dry grocery food manufacturers in North America.

Our principal executive offices are at One Strawberry Lane, Orrville, Ohio 44667 and our telephone number is (330) 682-3000.

The Offering

Issuer	The J. M. Smucker Company.

Notes Offered	$ principal amount of % Notes due .

Stated Maturity	The notes will mature on , .

Interest Rate	The notes will bear interest at % per annum.

Interest Payment Dates	and of each year, commencing on , 2012.

Ranking	The notes will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be our senior unsecured obligations and will be:

•	equal in right of payment to all of our existing and future senior unsecured and unsubordinated indebtedness;

•	senior in right of payment to all of our existing and future subordinated indebtedness;

•

effectively subordinated to all of our and our subsidiaries’ existing and future secured indebtedness to the extent of the value of our assets and the assets of our subsidiaries securing such indebtedness; and

•	structurally subordinated to all of the existing and future indebtedness and other liabilities of our non-guarantor subsidiaries.

Subsidiary Guarantees	The notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured and unsubordinated basis by each of our subsidiaries that guarantees (a) our revolving credit facility or our outstanding senior notes, or (b) certain existing or future indebtedness of ours in a principal amount equal to or greater than $120,000,000, which subsidiaries are currently J.M. Smucker LLC and The Folgers Coffee Company. See “Description of Notes and Guarantees—Subsidiary Guarantees.”

A subsidiary’s guarantee of the notes is subject to release under certain circumstances, including if such subsidiary no longer guarantees our obligations under (a) our revolving credit facility and our outstanding senior notes, or (b) any of our other indebtedness in a principal amount equal to or greater than $120,000,000, and such other guarantees have been released other than through discharges as a result of payment by such guarantor on such guarantees. See “Description of Notes and Guarantees—Subsidiary Guarantees.”

The guarantee of each subsidiary guarantor will be a senior unsecured obligation of that subsidiary guarantor and will be:

•	equal in right of payment to all existing and future senior indebtedness of that guarantor;

•	senior in right of payment to all existing and future subordinated indebtedness of that guarantor;

•	effectively subordinated to all existing and future secured indebtedness of that guarantor to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all of the existing and future indebtedness and other liabilities of the subsidiaries of the subsidiary guarantors.

The notes will be structurally subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries. As of July 31, 2011, the indebtedness and other liabilities of our non-guarantor subsidiaries were approximately $1.2 million (excluding intercompany indebtedness and liabilities). Our non-guarantor subsidiaries generated approximately 78% of our net sales for the fiscal year ended April 30, 2011 and approximately 63% of our net sales for the three months ended July 31, 2011. The net sales of our non-guarantor subsidiaries are related primarily to intercompany sales. The assets of our non-guarantor subsidiaries (excluding the effect of intercompany transactions and investments in subsidiaries and the goodwill of our non-guarantor subsidiaries) represented approximately 45% of our total consolidated assets as of April 30, 2011 and approximately 49% of our total consolidated assets as of July 31, 2011.

Intercreditor Agreement	In connection with this offering, the trustee will enter into a joinder to an intercreditor agreement among the lenders under our revolving credit facility and our senior noteholders. Under the intercreditor agreement, each lender has agreed that any payment of any kind received by such lender, including the trustee on behalf of the holders of the notes offered hereby, on account of any of the guarantees made by our subsidiaries of our obligations under our revolving credit facility, senior note purchase agreements, the indenture with respect to the notes offered hereby and any other future debt made a party to the intercreditor agreement from any guarantor is to be distributed among the lenders, equally and ratably in accordance with the respective amounts of such obligations. See “Description of Notes and Guarantees—Guarantees and Intercreditor Agreement.”

Form and Denomination	The notes will be issued in fully registered form in denominations of $2,000 or integral multiples of $1,000 in excess thereof.

Further Issuances	The indenture does not limit the amount of debt securities that we may issue. We may issue additional debt securities having the same interest rate, maturity date and other terms (except for the price to public and issue date) as the notes offered hereby. Any such additional debt securities, together with the notes offered hereby, will constitute a single series of debt securities under the indenture, provided that if the additional notes are not fungible with the notes for United States federal income tax purposes, the additional notes will have a separate CUSIP number.

Optional Redemption	We may redeem the notes in whole at any time or in part from time to time at the applicable redemption price as described in the section entitled “Description of Notes and Guarantees—Optional Redemption.”

Offer to Repurchase upon Change of Control Triggering Event	If a change of control triggering event (as defined herein) occurs, we will be required, unless we have previously exercised our option to redeem the notes in whole, to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of purchase. See “Description of Notes and Guarantees—Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event.”

Certain Covenants	The indenture governing the notes contains covenants that restrict our ability and the ability of our restricted subsidiaries, with certain exceptions, to:

•	incur debt for borrowed money secured by liens;

•	engage in sale and leaseback transactions; and

•	sell all or substantially all of our assets or merge or consolidate with or into other companies.

See “Description of Debt Securities and Guarantees” in the accompanying prospectus.

DTC Eligibility	The notes will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as “DTC,” or its nominee. See “Description of Notes and Guarantees—Book-Entry System.”

Use of Proceeds	We expect to receive net proceeds of approximately $ million, after deducting the underwriting discount but before deducting our expenses related to the offering. We intend to use the net proceeds from the sale of the notes to repay outstanding borrowings under our revolving credit facility used to fund recent acquisitions, capital expenditures and other working capital requirements, for general corporate purposes, which could include, but are not limited to, repayments of outstanding debt, capital expenditures or working capital, and for funding of possible acquisitions. See “Use of Proceeds.”

No Listing of the Notes	We do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes in any dealer quotation system.

Risk Factors	An investment in the notes involves risks. You should carefully consider the information set forth in the sections entitled “Risk Factors” beginning on page S-13 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in the notes.

Trustee, Registrar and Paying Agent	U.S. Bank National Association.

Governing Law	The notes, the guarantees, and the indenture will be and the intercreditor agreement is governed by the laws of the State of New York.

Conflicts of Interest	More than 5% of the net proceeds of the offering is expected to be used to repay borrowings we have received from both Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC. Because Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are participating underwriters in this offering, a “conflict of interest” is deemed to exist under the applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121. For more information, see “Conflicts of Interest.”

Summary Historical Consolidated Financial Information

The following information sets forth summary historical consolidated financial information of The J. M. Smucker Company for the periods presented. We derived the summary historical consolidated financial information presented below for each of the five fiscal years in the period ended April 30, 2011 from our audited consolidated financial statements. The information as of and for the three months ended July 31, 2010 and July 31, 2011 was derived from our unaudited interim consolidated financial statements and includes, in the opinion of management, all normal and recurring adjustments necessary to present fairly the information for such periods. The results of operations for the three months ended July 31, 2010 and July 31, 2011 are not necessarily indicative of the results to be expected for the fiscal year ending April 30, 2012.

You should read the financial information presented below in conjunction with the respective audited and unaudited consolidated financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information contained in our Annual Report on Form 10-K for the fiscal year ended April 30, 2011 and our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011, each as updated by our Current Report on Form 8-K filed on October 13, 2011, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Three Months Ended July 31,		Fiscal Year Ended April 30,
	2011	2010	2011	2010	2009	2008	2007
	(Unaudited)		(In thousands, except per share amounts and percentages)
Statements of Income:
Net sales	$1,188,883	$1,047,312	$4,825,743	$4,605,289	$3,757,933	$2,524,774	$2,148,017
Gross profit	$431,084	$408,435	$1,798,517	$1,786,690	$1,251,429	$782,164	$702,055
% of net sales	36.3%	39.0%	37.3%	38.8%	33.3%	31.0%	32.7%
Operating income	$180,703	$165,167	$784,272	$790,909	$452,275	$284,559	$254,648
% of net sales	15.2%	15.8%	16.3%	17.2%	12.0%	11.3%	11.9%
Net income	$111,523	$102,881	$479,482	$494,138	$265,953	$170,379	$157,219
Financial Position:
Cash and cash equivalents	$102,475	$522,773	$319,845	$283,570	$456,693	$171,541	$199,541
Total assets	$8,782,023	$8,419,104	$8,324,585	$7,974,853	$8,192,161	$3,129,881	$2,693,823
Total debt	$1,625,189	$1,310,000	$1,304,039	$910,000	$1,536,726	$789,684	$425,643
Shareholders’ equity	$5,348,254	$5,395,108	$5,292,363	$5,326,320	$4,939,931	$1,799,853	$1,795,657
Statements of Cash Flows:
Net cash (used for) provided by operating activities	$(58,238)	$(27,238)	$391,562	$713,478	$446,993	$182,918	$273,607
Capital expenditures	$67,632	$26,946	$180,080	$136,983	$108,907	$76,430	$57,002
Quarterly dividends paid	$50,159	$47,594	$194,024	$166,224	$110,668	$68,074	$63,632
Purchase of treasury shares	$5,385	$5,033	$389,135	$5,569	$4,025	$152,521	$52,125
Share Data:
Weighted-average shares outstanding	114,227,547	119,300,926	118,165,751	118,951,434	85,448,592	56,641,810	56,844,151
Weighted-average shares outstanding—assuming dilution	114,335,184	119,440,490	118,276,086	119,081,445	85,547,530	56,873,492	57,233,399
Dividends declared per common share	0.48	0.40	1.68	1.45	6.31	1.22	1.14
Earnings per Common Share:
Net income	0.98	0.86	4.06	4.15	3.11	3.01	2.77
Net income—assuming dilution	0.98	0.86	4.05	4.15	3.11	3.00	2.75

RISK FACTORS

An investment in the notes involves risk. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors, as well as the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended April 30, 2011 and our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011, which are incorporated herein by reference. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition.

Risks Related to the Notes

The notes and the guarantees will be unsecured and effectively subordinated to our and our subsidiary guarantors’ existing and future secured indebtedness and structurally subordinated to any existing or future indebtedness and other liabilities of our non-guarantor subsidiaries as well as the subsidiaries of the subsidiary guarantors.

The notes and the guarantees will be senior unsecured obligations, ranking equally with our other senior unsecured indebtedness but below any secured indebtedness and effectively below the debt and other liabilities of our non-guarantor subsidiaries. The indenture governing the notes and the guarantees will permit us and our subsidiaries to incur certain secured debt. If we incur any secured debt, our assets and the assets of our subsidiaries securing such debt will be subject to prior claims by secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, any such assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.

In addition, the guarantee of each subsidiary guarantor will be effectively subordinated to all existing and future secured indebtedness of that guarantor to the extent of the value of the assets securing such indebtedness and structurally subordinated to all of the existing and future indebtedness and other liabilities of the subsidiaries of the subsidiary guarantors.

In addition, if we or any guarantor incurs any additional debt that ranks equally with the notes or the guarantees, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of our company, and, under the terms of the intercreditor agreement described herein, the holders of certain debt guaranteed by our subsidiaries will be entitled to share ratably with you in any payments made to any holders of such guaranteed debt upon any event of default in respect of such indebtedness or upon the making of a demand on any such guarantee. This may have the effect of reducing the amount of proceeds paid to you.

Our credit ratings may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of a rating may be obtained from the rating agency. There can be no assurance that credit ratings will remain in effect or that a rating will not be lowered, suspended or withdrawn by the rating agency if, in the rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

The indenture does not limit the amount of indebtedness that we and our subsidiaries may incur.

The indenture under which the notes will be issued does not limit the amount of indebtedness that we and our subsidiaries may incur. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn.

The terms of the indenture and the notes provide only limited protection against significant corporate events that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes. The definition of the term “change of control triggering event” (as defined in “Description of Notes and Guarantees—Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event”) does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could affect the value of your notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a change of control triggering event, we would not be required to offer to repurchase your notes prior to their maturity.

Furthermore, the indenture for the notes does not, among other things:

•	require us to maintain any specified financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•

restrict our non-guarantor subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in such subsidiaries and therefore rank effectively senior to the notes with respect to the assets of such subsidiaries;

•	limit the ability of our subsidiaries to service our other indebtedness;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

We may not have sufficient funds to purchase the notes upon a change of control triggering event.

Holders of the notes may require us to purchase their notes upon a change of control triggering event as defined under “Description of Notes and Guarantees—Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event.” We cannot assure you that we will have sufficient financial resources, or will be able to arrange sufficient financing, to pay the purchase price of the notes, particularly if a change of control event triggers a similar repurchase requirement for, or results in the acceleration of, our other then-existing debt. Our failure to purchase the notes as required under the indenture governing the notes would result in an event of default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes and Guarantees—Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event.”

The trustee, on behalf of the noteholders, will enter into a joinder to the intercreditor agreement among the lenders under our revolving credit facility and the noteholders of our outstanding senior notes, which may reduce your recovery under the notes.

In connection with this offering, the trustee, on behalf of the noteholders, will enter into a joinder to the intercreditor agreement among the lenders under our revolving credit facility, the noteholders of our outstanding senior notes and any holders of debt entered into by the Company or its subsidiaries after the date of the intercreditor agreement which are later joined to the intercreditor agreement (collectively, with the noteholders, the “Lenders”). Under the terms of the intercreditor agreement, any payments received by any Lender on account of its respective obligations guaranteed by the subsidiary guarantors in accordance with the terms of the respective guarantees will be shared among all Lenders equally and ratably in accordance with the respective amounts of such guaranteed obligations. See “Description of Notes and Guarantees—Guarantees and Intercreditor Agreement.”

While the intercreditor agreement is designed to ensure that the Lenders share ratably in any payments under guarantees or any set-off amounts, no assurance can be given that the holders of the notes offered hereby will not recover less than they otherwise would have recovered had the notes not been subject to the intercreditor agreement.

If the subsidiary guarantees are deemed fraudulent conveyances or preferential transfers, a court may subordinate or void them.

If, under relevant federal and state fraudulent transfer and conveyance statutes, in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of our company, a court were to find that, at the time any subsidiary guarantor incurred a guarantee:

•

the subsidiary guarantor did so with the intent of hindering, delaying or defrauding current or future creditors, or received less than reasonably equivalent value or fair consideration for incurring the guarantee; and

•	the subsidiary guarantor:

•	was insolvent or was rendered insolvent by reason of the incurrence of the indebtedness constituting the guarantee;

•	was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured; or

•	was a defendant in an action for money damages, or had a judgment for money damages entered against it if, in either case, after final judgment the judgment is unsatisfied;

the court could void or subordinate the applicable guarantee to currently existing and future indebtedness of the subsidiary guarantor, and take other action detrimental to the holders of the notes including, under certain circumstances, invalidating the applicable guarantee.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in the relevant legal proceeding. Generally, however, a subsidiary guarantor would be considered insolvent if, at the time such subsidiary guarantor incurs the indebtedness constituting the guarantee either:

•	the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation; or

•

the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

We cannot give you any assurance as to what standards a court would use to determine whether a subsidiary guarantor was solvent at the relevant time or, regardless what standard was used, whether the applicable guarantee would not be avoided on another of the grounds described above.

The guarantees of the notes by the subsidiary guarantors may be released upon the occurrence of certain events.

Our subsidiaries that provide, or will provide, guarantees of the notes will be released from such guarantees upon the occurrence of certain events, including the following:

•

our exercise of the defeasance provisions of the indenture described under “Description of Debt Securities and Guarantees—Satisfaction, Discharge and Covenant Defeasance” in the accompanying prospectus; or

•

such subsidiary guarantor no longer guarantees our obligations under any indebtedness under (a) our revolving credit facility or our outstanding senior notes, or (b) any future credit, loan or borrowing facility or indenture, note purchase agreement or similar agreement by the Company providing for the incurrence of indebtedness for money borrowed in a principal amount equal to or greater than $120,000,000, and such other guarantees have been released other than through discharges as a result of payment by such guarantor on such guarantees.

If any such subsidiary guarantee is released, no holder of the notes will have a claim as a creditor against any such subsidiary and the indebtedness and other liabilities of such subsidiary will be structurally senior to the claim of any holders of the notes. See “Description of Notes and Guarantees—Subsidiary Guarantees.”

An active trading market for the notes may not develop.

There is no existing market for the notes and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	the level, direction and volatility of market interest rates generally.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $         million, after deducting the underwriting discount but before deducting our expenses relating to the offering. We intend to use the net proceeds from the sale of the notes to repay outstanding borrowings under our revolving credit facility used to fund recent acquisitions, capital expenditures and other working capital requirements, for general corporate purposes, which could include, but are not limited to, repayments of outstanding debt, capital expenditures, or working capital, and for funding of possible acquisitions.

At September 30, 2011, we had borrowings of $500 million outstanding under our revolving credit facility, at a weighted average interest rate of 1.45%. Our revolving credit facility terminates on July 29, 2016.

CAPITALIZATION

The following table sets forth:

•	our unaudited consolidated cash and cash equivalents and capitalization as of July 31, 2011; and

•	our unaudited consolidated cash and cash equivalents and capitalization as of July 31, 2011, as adjusted to give effect to this offering and the intended use of proceeds therefrom.

You should read this table in conjunction with our consolidated financial statements, the related notes and other financial information contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011, as updated by our Current Report on Form 8-K filed on October 13, 2011, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of July 31, 2011
	Actual		As Adjusted
	(Unaudited, dollars in thousands)
Cash and cash equivalents	$102,475		$

Total debt, including current portion:
Notes offered hereby	$—		$
4.78% Senior Notes due June 1, 2014	100,000			100,000
6.12% Senior Notes due November 1, 2015	24,000			24,000
6.63% Senior Notes due November 1, 2018	394,489	(1)		394,489
5.55% Senior Notes due April 1, 2022	400,000			400,000
4.50% Senior Notes due June 1, 2025	400,000			400,000
$1,000,000,000 revolving line of credit	306,700	(2)

Total debt, including current portion	$1,625,189		$

Shareholders’ equity:
Serial preferred shares, no par value; 6,000,000 shares authorized; none issued	$—			$—
Common shares, no par value; 150,000,000 shares authorized; 114,383,657 shares issued and outstanding	28,596			28,596
Additional capital	4,406,824			4,406,824
Retained income	922,944			922,944
Amount due from ESOP Trust	(2,572)			(2,572)
Accumulated other comprehensive (loss)	(7,538)			(7,538)

Total shareholders’ equity	5,348,254			5,348,254

Total capitalization	$6,973,443		$

(1)	In 2011, we entered into an interest rate swap agreement relating to our 6.63% Senior Notes due November 1, 2018. The notional amount was $376 million and the swap had the effect of changing accruals of interest on the notes from a fixed-rate to a variable-rate basis until maturity. The interest rate swap was designated as a fair value hedge of the underlying debt obligation. The fair value adjustment of the interest rate swap at July 31, 2011 was $18.5 million and was recorded as an increase in the long-term debt balance. Subsequent to July 31, 2011, we terminated the interest rate swap agreement prior to maturity. As a result of the early termination, we received $27.0 million in cash, which included $2.8 million of interest receivable, and we will realize a $24.2 million reduction of future interest expense through November 1, 2018.
(2)	At September 30, 2011, we had borrowings of $500 million outstanding under our revolving credit facility.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated. The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio, “Earnings” is income before income taxes plus fixed charges, less capitalized interest. “Fixed Charges” is interest expense plus capitalized interest and the portion of rental expense which is representative of interest expense. For purposes of this calculation, management estimates approximately one-third of rent expense is representative of interest expense.

Pro Forma(1)
Three Months Ended	Fiscal Year Ended	Three Months Ended	Fiscal Year Ended April 30,
July 31, 2011	April 30, 2011	July 31, 2011	2011	2010	2009	2008	2007
		8.8	8.9	9.7	6.2	6.0	8.9

(1)	Gives effect to the net increase in interest expense resulting from the sale of the principal amount of the notes and the application of the anticipated net proceeds to pay down borrowings outstanding under our revolving credit facility as described under “Use of Proceeds,” as if such issuance and repayment occurred on May 1, 2010 for year ended April 30, 2011 and on May 1, 2011 for three months ended July 31, 2011.

DESCRIPTION OF NOTES AND GUARANTEES

This description of the terms of the notes and guarantees adds information to the description of the general terms and provisions of the debt securities and guarantees of debt securities in the accompanying prospectus. If this summary differs in any respect from the summary in the accompanying prospectus, you should rely on the description of the notes and guarantees in this prospectus supplement. The notes will be issued under the indenture referred to in the accompanying prospectus between us and U.S. Bank National Association, as trustee. You should read the accompanying prospectus for a general discussion of the terms and provisions of the indenture. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. References to “we,” “us” and “our” in this section are only to The J. M. Smucker Company and not The J. M. Smucker Company together with any of its subsidiaries. References to the “guarantors” or “subsidiary guarantors” are only to J.M. Smucker LLC and The Folgers Coffee Company and not J.M. Smucker LLC and The Folgers Coffee Company together with any of their respective subsidiaries. Certain terms used in this description but not defined herein have the meanings assigned to them in the accompanying prospectus.

General

The notes offered hereby will initially be limited to an aggregate principal amount of $            . The notes will bear interest from                     , 2011, payable semi-annually on each                      and                     , beginning on             , 2012, to the persons in whose names the notes are registered at the close of business on each                      and                     , as the case may be (whether or not a business day), immediately preceding such                      and                     . The notes will mature on                     ,         .

The notes constitute a single series of debt securities to be issued under the indenture, as supplemented by a supplemental indenture to be dated                     , 2011 between us, the subsidiary guarantors and U.S. Bank National Association, as trustee.

The notes are not subject to any sinking fund.

We may, without the consent of the existing holders of the notes, issue additional notes of the same series having the same terms (other than price to the public, issue date, initial interest payment date, initial interest accrual date and amount of the first interest payment) so that in either case the existing notes and the new notes form a single series under the indenture. Any such additional debt securities, together with the notes offered hereby, will constitute a single series of debt securities under the indenture, provided that if the additional notes are not fungible with the notes for United States federal income tax purposes, the additional notes will have a separate CUSIP number.

The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may redeem some or all of the notes at any time and from time to time at the redemption price described under “—Optional Redemption.”

Ranking

The notes will be our senior unsecured obligations and will be:

•	equal in right of payment to all of our existing and future senior unsecured and unsubordinated indebtedness;

•	senior in right of payment to all of our existing and future subordinated indebtedness;

•

effectively subordinated to all of our and our subsidiaries’ existing and future secured indebtedness to the extent of the value of our assets and the assets of our subsidiaries securing such indebtedness; and

•	structurally subordinated to all of the existing and future indebtedness and other liabilities of our non-guarantor subsidiaries.

Subsidiary Guarantees

The notes will initially be fully and unconditionally guaranteed, jointly and severally on a senior unsecured and unsubordinated basis, by J.M. Smucker LLC and The Folgers Coffee Company. The guarantee of each subsidiary guarantor will be a senior unsecured obligation of that subsidiary guarantor and will be:

•	equal in right of payment to all existing and future senior indebtedness of that guarantor;

•	senior in right of payment to all existing and future subordinated indebtedness of that guarantor;

•	effectively subordinated to all existing and future secured indebtedness of that guarantor to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all of the existing and future indebtedness and other liabilities of the subsidiaries of the subsidiary guarantors.

Each subsidiary guarantor will jointly and severally guarantee our obligations under the notes. The noteholders ability to collect on the subsidiary guarantees is limited by the sharing provisions and other applicable terms of the intercreditor agreement among our outstanding debtholders as described under “—Guarantees and Intercreditor Agreement.” The obligations of each subsidiary guarantor under its guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Risks Related to the Notes––If the subsidiary guarantees are deemed fraudulent conveyances or preferential transfers, a court may subordinate or void them.”

Each subsidiary guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the debt securities and their successors, transferees and assigns.

A subsidiary guarantor will be released from its obligations under the indenture:

(a)	if we exercise our legal defeasance option or our covenant defeasance option as described under “—Defeasance” or if our obligations under the indenture are discharged in accordance with the terms of the indenture; or

(b)	upon delivery of an officer’s certificate to the trustee that the subsidiary guarantor does not guarantee our obligations under any of our Primary Senior Indebtedness and that any other guarantees of Primary Senior Indebtedness of the subsidiary guarantor have been released other than through discharges as a result of payment by such guarantor on such guarantees;

“Primary Senior Indebtedness” means (a) indebtedness under our revolving credit facility and our outstanding senior notes under our purchase agreements and (b) any future credit, loan or borrowing facility or any indenture, note purchase agreement or similar agreement by the Company or any of its subsidiaries providing, in each case pursuant to this clause (b), for the incurrence of indebtedness for money borrowed in a principal amount equal to or greater than $120,000,000.

At our request, and upon delivery to the trustee of an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to such release have been complied with, the trustee will execute any documents reasonably requested by us evidencing such release.

If at any time after the issuance of the notes, including following any release of a subsidiary guarantor from its guarantee under the indenture, a subsidiary of ours (including any future subsidiary) guarantees any existing or future Primary Senior Indebtedness of ours, including our revolving credit facility and our outstanding senior notes under our note purchase agreements, we will cause such subsidiary to guarantee the notes by simultaneously executing and delivering a supplemental indenture in accordance with the indenture.

The notes will be structurally subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries. As of July 31, 2011, the indebtedness and other liabilities of our non-guarantor subsidiaries were approximately $1.2 million (excluding intercompany indebtedness and liabilities). Our non-guarantor subsidiaries generated approximately 78% of our net sales for the fiscal year ended April 30, 2011 and approximately 63% of our net sales for the three months ended July 31, 2011. The net sales of our non-guarantor subsidiaries are related primarily to intercompany sales. The assets of our non-guarantor subsidiaries (excluding the effect of intercompany transactions and investments in subsidiaries and the goodwill of our non-guarantor subsidiaries) represented approximately 45% of our total consolidated assets as of April 30, 2011 and approximately 49% of our total consolidated assets as of July 31, 2011.

Guarantees and Intercreditor Agreement

Our senior indebtedness under our revolving credit facility and outstanding senior notes under our note purchase agreements are guaranteed by J.M. Smucker LLC and The Folgers Coffee Company. The lenders under our revolving credit facility and the noteholders of our outstanding senior notes are parties to an intercreditor agreement, which will be joined by the trustee of the notes offered hereby, on behalf of the holders of the notes, in connection with the consummation of this offering as contemplated by the terms of the intercreditor agreement. Holders of Primary Senior Indebtedness incurred in the future may also become parties to the intercreditor agreement pursuant to the terms thereof.

Under the terms of the intercreditor agreement among the lenders under our revolving credit facility, our outstanding senior noteholders, the trustee on behalf of the holders of the notes offered hereby upon joinder and any holders of Primary Senior Indebtedness entered into by the Company or its subsidiaries after the date of the intercreditor agreement which are subsequently joined to the intercreditor agreement (collectively, the “Lenders”), each Lender has agreed that any payment of any kind (including, without limitation, any payment resulting from a set-off of a deposit account or any payment or distribution made in the context of any insolvency or reorganization proceeding) received by such Lender on account of any of the guarantees made by our subsidiaries of our obligations under the credit facility, the note purchase agreements, the indenture with respect to the notes offered hereby and any other future Primary Senior Indebtedness made a party to the intercreditor agreement (collectively, the “Guaranteed Obligations”) from any guarantor (such payment, a “Shared Payment”) is to be distributed among the Lenders, equally and ratably in accordance with the respective amounts of the Guaranteed Obligations. In the event that a Lender receives a Shared Payment and in certain other circumstances described in the intercreditor agreement, the majority of the noteholders, a majority of the lenders under the credit facility, the trustee on behalf of the notes offered hereby and a majority of the lenders under any debt joined to the intercreditor agreement, collectively, will appoint an agent to distribute Shared Payments to the Lenders.

Each Lender has agreed to provide each other Lender written notice of any (i) event of default arising under the revolving credit facility, the note purchase agreements, credit agreements, indentures, or other debt agreements, as applicable, to which such Lender is a party, and (ii) receipt by such Lender, including the trustee on behalf of the holders of the notes offered hereby, of a Shared Payment, promptly within two business days of obtaining knowledge of such event of default or receiving a Shared Payment.

Each Lender has also agreed not to (a) take or receive a lien upon any of the property or assets of the Company or any subsidiary guarantor as security for the payment of the obligations owing to such Lender, including the trustee on behalf of the holders of the notes offered hereby, that are subject to the intercreditor agreement without also securing the other Lenders on a pari passu basis and subject to acceptable intercreditor arrangements (as further described in the intercreditor agreement), or (b) except for the obligations of the Company or any subsidiary guarantor, retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to all or any part of the obligations owing to such Lender, including the trustee on behalf of the holders of the notes offered hereby, that are subject to the intercreditor agreement.

We will indemnify the trustee against any costs, expenses or liabilities incurred by the trustee under the provisions of the intercreditor agreement. The holders of the notes offered hereby will indemnify the trustee for those liabilities incurred by the trustee as a result of Shared Payments distributed pursuant to the intercreditor agreement that are subsequently invalidated (whether by court order, settlement or otherwise).

Defeasance

The notes will be subject to defeasance and discharge (but not with respect to certain covenants) and to defeasance of certain covenants as set forth in the indenture. See “Description of Debt Securities and Guarantees—Satisfaction, Discharge and Covenant Defeasance” in the accompanying prospectus.

Optional Redemption

The notes will be redeemable as a whole or in part, at our option, at any time and from time to time, at a redemption price equal to the greater of

(i)	100% of the principal amount of such notes to be redeemed and

(ii)	the sum (a) of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (b) basis points, plus in each case accrued and unpaid interest to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date for the notes, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date for the notes, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated yield to maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of notes to be redeemed. If fewer than all of the notes are to be redeemed, the particular notes to be redeemed will be selected by the trustee by such method as the trustee will deem fair and appropriate. If any note is to be redeemed only in part, the notice of redemption that relates to such note will state the principal amount thereof to be redeemed. A new note in principal amount equal to and in exchange for the unredeemed portion of the principal of the note surrendered will be issued in the name of the holder of the note upon surrender of the original note.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event

If a change of control triggering event occurs, unless we have exercised our right to redeem the notes in whole as described above, holders of notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the “change of control offer”) on the terms set forth in the notes. In the change of control offer, we will offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to but not including the date of purchase (the “change of control payment”).

Within 30 days following any change of control triggering event, or, at our option, prior to the date of consummation of any change of control, but after public announcement of the pending change of control, we will mail a notice to holders of notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “change of control payment date”), pursuant to the procedures required by the notes and described in such notice. The repurchase obligation with respect to any notice mailed prior to the consummation of the change of control will be conditioned on the change of control triggering event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control provisions of the notes by virtue of such conflicts.

On the change of control payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted.

The paying agent will promptly pay to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make a change of control offer upon a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“below investment grade rating event” means the rating on the notes is lowered by each of the rating agencies and the notes are rated below an investment grade rating by each of the rating agencies on any date during the period (the “trigger period”) commencing 60 days prior to the first public announcement by us of any change of control (or pending change of control), and ending 60 days following consummation of such change of control (which trigger period will be extended following consummation of a change of control for so long as either of the rating agencies has publicly announced that it is considering the possible downgrade of the notes, and a downgrade by each of the rating agencies that has made such an announcement would result in a below investment grade rating event).

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries; (2) the adoption of a plan relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding voting stock, measured by voting power rather than number of shares; provided that this clause (3) will not apply to acquisitions of capital stock by the Smucker Family so long as the acquisition by the Smucker Family of such capital stock will not result, directly or indirectly, in a “going private transaction” within the meaning of the Exchange Act; (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into us, in any such event pursuant to a transaction in which any of our outstanding voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (5) the first day on which a majority of the members of our Board of Directors cease to be continuing directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (3) above if (i) we become a direct or indirect wholly owned subsidiary of a holding company and (ii) (A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“change of control triggering event” means the occurrence of both a change of control and a below investment grade rating event.

“continuing directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date the notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“rating agencies” means each of Moody’s and S&P; provided that if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us as a replacement agency for Moody’s or S&P, or either of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Smucker Family” means any of (i) Timothy P. Smucker, Richard K. Smucker, Susan Smucker Wagstaff and Marcella Smucker Clark, (ii) any member of the immediate family, heirs, legatees, descendants and blood relatives to the fifth degree of consanguinity of any individual mentioned in clause (i) and (iii) any trust (or other entity created for estate planning purposes) established for the benefit of any one or more of the individuals mentioned in clause (i), the members of their immediate families and the lineal descendants of any of them (and the trustees of any such trust).

“voting stock” of any specified person means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of this phrase under applicable law. Accordingly, the ability of a holder of notes to require us to purchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries taken as a whole to another “person” may be uncertain.

Book-Entry System

The notes will be issued in fully registered form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). One or more fully registered certificates will be issued as global notes in the aggregate principal amount of the notes. Such global notes will be deposited with or on behalf of DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

So long as DTC, or its nominee, is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture. Except as set forth in the accompanying prospectus, owners of beneficial interests in a global note will not be entitled to have the notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of such notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for such global note and, if such person is not a participant in DTC (as described below), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

Owners of beneficial interests in a global note may elect to hold their interests in such global note either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”), if they are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).

As long as the notes are represented by the global notes, we will pay principal of and interest on those notes to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and each person owning a beneficial interest will have to rely on the procedures of the depositary and its participants.

We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear Operator.

Settlement

Investors in the notes will be required to make their initial payment for the notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. Depositary for such clearing system; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream or Euroclear participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See “Legal Ownership of Securities” in the accompanying prospectus.

The information in this section concerning DTC, Clearstream, Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC, Clearstream and Euroclear), but we take no responsibility for the accuracy thereof.

Neither we, the trustee nor the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the notes or payments to, or the providing of notice to, participants or beneficial owners.

For other terms of the notes, see “Description of Debt Securities and Guarantees” in the accompanying prospectus.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material United States federal income tax consequences of the purchase, ownership and disposition of the notes. This summary:

•

is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable United States Treasury regulations issued under the Code, judicial decisions and administrative rulings, all as in effect as of the date hereof and any of which may be subject to differing interpretation or subsequently be changed, possibly retroactively, as to result in United States federal income tax consequences different from those described in this prospectus supplement;

•

addresses only tax consequences to investors that purchase the notes upon their original issuance for cash at their initial offering price, and hold the notes as capital assets within the meaning of Section 1221 of the Code (that is, for investment purposes);

•

does not address all aspects of United States federal income taxes and does not deal with all of the tax consequences that may be relevant to particular investors in light of their particular circumstances (such as, but not limited to, the application of the alternative minimum tax);

•

does not discuss all of the tax consequences that may be relevant to holders that may be subject to special treatment under the United States federal income tax laws (such as insurance companies, financial institutions, tax-exempt organizations, individual retirement accounts and tax-deferred accounts, retirement plans, regulated investment companies, dealers in securities or currencies, holders whose functional currency for tax purposes is not the United States dollar, persons holding the notes as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, former United States citizens or long-term residents subject to taxation as expatriates under Section 877 of the Code, controlled foreign corporations, passive foreign investment companies, real estate investment trusts, or traders in securities that have elected to use a mark-to-market method of accounting for their securities holdings);

•

does not discuss the effect of other United States federal tax laws (such as estate and gift tax laws) except to the limited extent specifically indicated below, and does not discuss the effect of any state, local or foreign tax laws; and

•

does not discuss the tax consequences to a person holding notes through pass-through entities (including, but not limited to, partnerships and entities and arrangements classified as partnerships for United States federal income tax purposes), except to the limited extent specifically indicated below.

We have not sought and will not seek a ruling from the United States Internal Revenue Service (the “IRS”) with respect to any matters discussed in this section, and we cannot assure you that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes, or that any such position would not be sustained.

If a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes) holds the notes, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your independent tax advisor regarding the tax consequences of the purchase, ownership or disposition of the notes.

Prospective investors should consult their own independent tax advisors with regard to the application of the United States federal income tax laws to their particular situation and the application of any other United States federal tax laws, including gift and estate tax laws, or the laws of any other taxing jurisdiction.

Certain United States Federal Income Tax Consequences To U.S. Holders

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes by a holder that is a “U.S. Holder.” For purposes of this summary, “U.S. Holder” means a beneficial owner of a note or notes that is for United States federal income tax purposes:

•	a citizen or individual resident of the United States, including a resident alien individual meeting the requirements under Section 7701 of the Code;

•

a corporation (or other entity classified as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States (or any state thereof or the District of Columbia);

•	an estate whose income is subject to United States federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more “United States persons” (within the meaning of the Code) have the authority to control all of its substantial decisions, or (ii) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Treatment of Stated Interest

Generally, stated interest on a note will be taxable to a U.S. Holder as ordinary income at the time it is received (actually or constructively) or accrued (i.e., when all events that fix, with reasonable certainty, a U.S. Holder’s rights with respect to the interest) in accordance with the U.S. Holder’s usual method of accounting for federal income tax purposes. It is anticipated that the notes will be issued without original issue discount or, if issued at a discount from the principal amount of the notes, with an amount of discount that is less than the statutory de minimis amount.

Offer to Purchase upon Change of Control

If a change of control triggering event occurs, unless we have exercised our option to redeem the notes, we are required to make an offer to each holder of the notes to repurchase all or any part of the notes for an amount equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest. We intend to take the position that, for purposes of the application of the original issue discount rules in Sections 1271 through 1275 of the Code, the likelihood of a change of control triggering event is a remote contingency and thus does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Pursuant to Treasury Regulation section 1.1275-2(h)(5), our determination that such possibility is a remote contingency is binding on all holders for tax purposes unless a holder explicitly discloses to the IRS that its determination is different than our determination. Our determination is not, however, binding on the IRS, and if the IRS were to successfully challenge this determination, a holder might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary income any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Treatment of Dispositions of Notes

Subject to the discussion above regarding purchase upon change of control, upon the sale, exchange, redemption, retirement or other taxable disposition (collectively, a “disposition”) of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on such disposition (less a portion allocable to any accrued and unpaid interest, as explained below) and the U.S. Holder’s adjusted tax basis in the note, reduced by any principal payments with respect to the note received by the U.S. Holder. A U.S. Holder’s adjusted tax basis in a note will be, in general, the cost of the note to the U.S. Holder (less any principal payments received by such U.S. Holder). Any gain or loss realized on the disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the note has been held for more than one year by the U.S. Holder. Otherwise, such gain or loss generally will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to a maximum U.S. federal income tax rate of 15%, which maximum tax rate currently is scheduled to increase to 20% for dispositions occurring during the taxable years beginning on or after January 1, 2013. A U.S. Holder’s ability to deduct certain capital losses may be limited.

If a U.S. Holder disposes of a note between interest payment dates, a portion of the amount received by the U.S. Holder will reflect interest that has accrued on the note but has not been paid as of the disposition date. That amount is treated as interest income to the extent not previously included in gross income and may be taxed as ordinary income rather than capital gains, in accordance with the U.S. Holder’s usual method of accounting for tax purposes.

Recent Legislation Affecting U.S. Holders

For taxable years beginning after December 31, 2012, a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include its interest income and its net gain, if any, attributable to the disposition of notes, unless such interest income or net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this legislation in respect of your investment in the notes.

Certain United States Federal Tax Consequences to Non-U.S. Holders

The following is a summary of the United States federal income and estate tax consequences of the purchase, ownership and disposition of the notes by a holder that is a “Non-U.S. Holder.” For purposes of this summary, “Non-U.S. Holder” means a beneficial owner of a note or notes, other than a partnership (or an entity or arrangement classified as a partnership for United States federal income tax purposes), that is not a U.S. Holder.

Special rules may apply to Non-U.S. Holders that are subject to special treatment under the Code, including “controlled foreign corporations” and “passive foreign investment companies” or, in certain circumstances, individuals who are U.S. expatriates. Therefore, Non-U.S. Holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to their particular circumstances.

Treatment of Interest

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder will not be subject to United States federal income tax or withholding tax in respect of interest income on the notes if the interest income qualifies for the “portfolio interest exception.” Generally, interest income will qualify for the “portfolio interest exception” if each of the following requirements is satisfied:

•	The interest is not effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States;

•	The Non-U.S. Holder appropriately certifies its status as a non-United States person (as described below);

•

The Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Section 871(h)(3) of the Code; and

•	The Non-U.S. Holder is not for U.S. federal income tax purposes a “controlled foreign corporation” with respect to which we are a “related person” through stock ownership (actually or constructively).

The certification requirement will be satisfied if either (i) the Non-U.S. Holder provides to us or our paying agent an IRS Form W-8BEN (or suitable substitute or successor form), signed under penalty of perjury, that includes such Non-U.S. Holder’s name, address and a certification that the Non-U.S. Holder is not a “United States person” (within the meaning of the Code), or (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the note on behalf of such Non-U.S. Holder, and provides to us or our paying agent a statement, signed under penalty of perjury, in which such organization, bank or other financial institution certifies that it has received an IRS Form W-8BEN (or suitable substitute or successor form) from such Non-U.S. Holder or from another financial institution acting on behalf of such Non-U.S. Holder and provides to us or our paying agent a copy thereof. For payments made to foreign partnerships and certain other pass-through entities, the certification requirement will generally apply to the partners or other interest holders rather than the partnership or other pass-through entity. We may be required to report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to, and the tax withheld, if any, with respect to each Non-U.S. Holder. Prospective Non-U.S. Holders should consult their independent tax advisors regarding this certification requirement, and alternative methods for satisfying the certification requirement.

If the requirements of the “portfolio interest exception” are not satisfied with respect to a Non-U.S. Holder, payments of interest to that Non-U.S. Holder will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or suitable substitute or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or suitable substitute or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then (although the Non-U.S. Holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the Non-U.S. Holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. Holder. In addition, if a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Treatment of Dispositions of Notes

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on gain realized upon the disposition of a note unless:

•	the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to United States federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to United States sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed capital losses allocable to United States sources. If the second exception applies, the Non-U.S. Holder generally will be subject to United States federal income tax with respect to such gain in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. Holders that are corporations could be subject to a branch profits tax with respect to such gain at a rate of 30% (or lesser rate under an applicable income tax treaty).

Treatment of Notes for United States Federal Estate Tax Purposes

A note held or treated as held by an individual who is a non-resident of the U.S. (as specially defined for U.S. federal estate tax purposes) at the time of his or her death will not be subject to U.S. federal estate tax, provided that the interest on such note, if received by the decedent at the time of death, is exempt from withholding of U.S. federal income tax under the portfolio interest exception discussed above (without regard to the certification requirement). An individual may be a U.S. Holder but a non-resident of the U.S. for U.S. federal estate tax purposes. In addition, under the terms of an applicable estate tax treaty, United States federal estate tax may not apply with respect to a note. A Non- U.S. Holder that is an individual is urged to consult its own tax advisor regarding the possible application of the U.S. federal estate tax to its particular circumstances, including the effect of any applicable treaty.

United States Information Reporting Requirements and Backup Withholding

U.S. Holders

If you are a U.S. Holder, you generally will be subject to information reporting. You also may be subject to backup withholding tax, currently at a rate of 28%, when you receive interest payments on a note or proceeds upon the sale or other disposition of a note, if:

•

you fail to provide your taxpayer identification number, (“TIN”) to the payor in the prescribed manner or otherwise establish that you are exempt from backup withholding (for example, because you are a corporation or tax-exempt entity);

•	the IRS notifies the payor that the TIN you provided is incorrect;

•	under certain circumstances, the IRS or a broker notifies the payor that you underreported interest or dividend payments that you received on your tax return; or

•

under certain circumstances, you fail to certify under penalties of perjury that (1) you provided the payor with your correct TIN, (2) you are not subject to backup withholding, and (3) you are a U.S. person (including a U.S. resident alien).

Non-U.S. Holders

Generally, we must report annually to the IRS and to Non-U.S. Holders the amount of interest paid to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. Holder resides under provisions of an applicable income tax treaty. If you are a Non-U.S. Holder, you generally will not be subject to backup withholding tax requirements with respect to payments on the notes if you comply with certification procedures to establish your non-U.S. status and we do not have actual knowledge or reason to believe that the holder is a U.S. person (as defined under the Code) that is not an exempt recipient. A Non-U.S. Holder may generally satisfy these certification requirements by providing a properly executed IRS Form W-8BEN or W-8ECI (or suitable substitute or successor form). In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale or other disposition of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the certification described above has been received, and we do not have actual knowledge or reason to believe that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder may be allowed as a refund or as a credit against the holder’s U.S. Federal income tax liability, provided that the required information is timely furnished to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, IS NOT TAX ADVICE AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR INDEPENDENT TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS (AND ANY PROPOSED CHANGES IN APPLICABLE LAW).

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement, between us and the underwriters named below, for whom J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriters	Principal amount of notes
J.P. Morgan Securities LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total	$

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of             % of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of             % of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by us
Per note		%
Total	$

Expenses associated with this offering to be paid by us, other than the underwriting discount, are estimated to be approximately $            .

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time. These transactions may be effected in the over-the-counter market or otherwise.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. In particular, under our revolving credit facility, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC serve as bookrunners and lead arrangers and certain of their affiliates are agents and/or lenders thereunder.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of notes may be made to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus supplement pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For the purposes of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

CONFLICTS OF INTEREST

More than 5% of the net proceeds of the offering is expected to be used to repay borrowings we have received from both Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC. Because Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are participating underwriters in this offering, a “conflict of interest” is deemed to exist under the applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121. In addition, in accordance with Rule 5121, neither Merrill Lynch, Pierce, Fenner & Smith Incorporated nor J.P. Morgan Securities LLC will make sales to discretionary accounts without the prior written consent of the customer.

LEGAL MATTERS

The validity of the notes and the guarantees will be passed upon for us and the subsidiary guarantors by Calfee, Halter & Griswold LLP, Cleveland, Ohio. Davis Polk & Wardwell LLP, New York, New York, will pass upon certain legal matters related to the offering of the notes and the guarantees for the underwriters.

EXPERTS

The consolidated financial statements of The J. M. Smucker Company for the year ended April 30, 2011 appearing in The J. M. Smucker Company’s Current Report on Form 8-K (dated October 13, 2011) and the effectiveness of The J. M. Smucker Company’s internal control over financial reporting as of April 30, 2011 included in The J. M. Smucker Company’s 2011 Annual Report to Shareholders and incorporated by reference in The J. M. Smucker Company’s Annual Report on Form 10-K for the year ended April 30, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included and incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and The J. M. Smucker Company management’s assessment of the effectiveness of internal control over financial reporting as of April 30, 2011 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

THE J. M. SMUCKER COMPANY

Debt Securities

Common Shares

Serial Preferred Shares

Warrants

Units

J.M. SMUCKER LLC

THE FOLGERS COFFEE COMPANY

Guarantees of Debt Securities

We may offer and sell from time to time, in one or more offerings, debt securities, common shares, serial preferred shares and warrants, as well as units that include any of these securities. We may also offer common shares or serial preferred shares upon conversion of debt securities, common shares upon conversion of serial preferred shares, or common shares, preferred shares or debt securities upon the exercise of warrants.

This prospectus also relates to guarantees of debt securities by the subsidiaries identified in this prospectus.

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also supplement, update or amend the information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities.

Our common shares are listed on the New York Stock Exchange under the symbol “SJM.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risk. See “Risk Factors” on page 5 of this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 13, 2011.

References in this prospectus to the “Company,” “we,” “us” and “our” are to The J. M. Smucker Company and its consolidated subsidiaries unless otherwise specified or the context requires otherwise. References in the prospectus to the “guarantors” or “subsidiary guarantors” are to J.M. Smucker LLC and The Folgers Coffee Company unless otherwise specified or the context requires otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration procedure. Under this shelf procedure, we and/or our selling security holders, as applicable, may sell the securities described in this prospectus.

The securities described above may be offered and sold in combination and in one or more offerings. Each time we offer and sell securities under the registration statement of which this prospectus is a part, we will file with the SEC a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize may also add, update, or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” in their entirety. They contain information that you should consider when making your investment decision.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of that document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

The registration statement that contains this prospectus contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC reference room mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portion of such documents that by statute, designation in such documents or otherwise are deemed to be furnished, rather than filed, under the applicable SEC rules or are not required to be incorporated herein by reference. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended April 30, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended July 31, 2011;

•	our Current Reports on Form 8-K filed on August 2, 2011, August 19, 2011, August 22, 2011 and October 13, 2011;

•

the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on May 23, 2002, and all amendments and reports filed for the purpose of updating that description; and

•	the description of our rights to purchase preferred shares contained in our Registration Statement on Form 8-A filed with the SEC on May 21, 2009.

The information relating to us contained in this prospectus and any accompanying prospectus supplement should be read together with the information in the documents incorporated by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

The J. M. Smucker Company

Attention: Corporate Secretary

One Strawberry Lane

Orrville, Ohio 44667 (330) 682-3000

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements within the meaning of federal securities laws. The forward-looking statements may include statements concerning our current expectations, estimates, assumptions, and beliefs concerning future events, conditions, plans, and strategies that are not historical fact. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “plans,” and similar phrases.

Federal securities laws provide a safe harbor for forward-looking statements to encourage companies to provide prospective information. We are providing this cautionary statement in connection with the safe harbor provisions. Readers are cautioned not to place undue reliance on any forward-looking statements as such statements are by nature subject to risks, uncertainties, and other factors, many of which are outside of our control and could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include, but are not limited to, those set forth under the caption “Risk Factors” in this prospectus and in our periodic reports under the Exchange Act, as amended, filed with the SEC, as well as the following:

•	volatility of commodity markets from which raw materials, particularly green coffee beans, wheat, soybean oil, milk, peanuts and sugar, are procured and the related impact on costs;

•

risks associated with derivative and purchasing strategies we employ to manage commodity pricing risks, including the risk that such strategies could result in significant losses and adversely impact our liquidity;

•	crude oil price trends and their impact on transportation, energy, and packaging costs;

•	our ability to successfully implement and realize the full benefit of price changes and the competitive response;

•	the success and cost of introducing new products and the competitive response;

•	the success and cost of marketing and sales programs and strategies intended to promote growth in our businesses;

•	general competitive activity in the market, including competitors’ pricing practices and promotional spending levels;

•	our ability to successfully integrate acquired and merged businesses in a timely and cost effective manner;

•	the successful completion of our restructuring programs and our ability to realize anticipated savings and other potential benefits within the time frames currently contemplated;

•	the impact of food safety concerns involving our products or those of our competitors;

•	the impact of accidents and natural disasters, including crop failures and storm damage;

•	the concentration of certain of our businesses with key customers and suppliers and our ability to manage and maintain key relationships;

•	the loss of significant customers, a substantial reduction in orders from such customers, or the bankruptcy of any such customer;

•	changes in consumer coffee preferences and other factors affecting the coffee business, which represents a substantial portion of our business;

•	our ability to obtain any required financing;

•	the timing and amount of our capital expenditures, share repurchases, and restructuring costs;

•	impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets;

•	the impact of new or changes to existing governmental laws and regulations or their application;

•	the impact of future legal, regulatory, or market measures regarding climate change;

•	the outcome of current and future tax examinations, changes in tax laws, and other tax matters, and their related impact on our tax positions;

•	foreign currency and interest rate fluctuations;

•	political or economic disruption; and

•	risks related to other factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2011.

Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information contained in this prospectus. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. We do not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

You should read this prospectus, any accompanying prospectus supplement and the documents that are referenced and which have been incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements are qualified by these cautionary statements.

THE COMPANY

The J. M. Smucker Company was established in 1897 and was incorporated in Ohio in 1921. We operate principally in one industry, the manufacturing and marketing of branded food products on a worldwide basis, although the majority of our sales are in the United States. Our operations outside the United States are principally in Canada although products are exported to other countries as well. Sales outside the United States represented approximately ten percent of our consolidated sales for fiscal 2011. Our branded food products include a strong portfolio of trusted, iconic, market-leading brands that are sold to consumers through retail outlets in North America.

Our principal executive offices are located at One Strawberry Lane, Orrville, Ohio 44667 and our telephone number is (330) 682-3000.

THE GUARANTORS

Any of the debt securities we issue may include guarantees by J.M. Smucker LLC and/or The Folgers Coffee Company. If so provided in a prospectus supplement, each of the guarantors named therein will fully and unconditionally guarantee on a joint and several basis our obligations under the debt securities, subject to certain limitations described in such prospectus supplement.

RISK FACTORS

Investing in our securities may involve risks. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A. Risk Factors” beginning on page 6 of our Annual Report on Form 10-K for the year ended April 30, 2011, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which could include, but are not limited to, repayments of outstanding debt, capital expenditures or working capital or for the funding of possible acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated. The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio, “Earnings” is income before income taxes plus fixed charges, less capitalized interest. “Fixed Charges” is interest expense plus capitalized interest and the portion of rental expense which is representative of interest expense. For purposes of this calculation, management estimates approximately one-third of rent expense is representative of interest expense.

Three Months Ended	Fiscal Year Ended April 30,
July 31, 2011	2011	2010	2009	2008	2007
8.8	8.9	9.7	6.2	6.0	8.9

DESCRIPTION OF CAPITAL STOCK

This section summarizes the terms of our capital stock. The following description of our capital stock is only a summary and does not purport to be complete and is qualified in its entirety by reference to our amended articles of incorporation, which we refer to as our articles of incorporation, our amended regulations, which we refer to as our regulations, and the rights agreement with Computershare Trust Company, N.A. relating to our shareholder rights plan, each of which has been publicly filed with the SEC and is incorporated by reference. See “Where You Can Find More Information.”

Authorized Capital Stock

Our authorized capital stock consists of 156,000,000 shares, including:

•	150,000,000 common shares, without par value; and

•	6,000,000 serial preferred shares, without par value.

Common Shares

Our articles of incorporation permit the issuance of up to 150,000,000 common shares. This amount can be amended by our board of directors without shareholder approval, to the extent permitted by Chapter 1701 of the Ohio Revised Code.

Voting Rights

Our articles of incorporation provide that, except as set forth below, each outstanding common share entitles the holder to one vote on each matter properly submitted to the shareholders for their approval, including any vote or consent for the election or removal of our directors.

Notwithstanding the foregoing, holders of our outstanding common shares who have held their common shares for at least four years without a change in beneficial ownership are entitled to ten votes on each of the following matters properly submitted to the shareholders, to the extent those matters are required to be submitted to the shareholders under Ohio law, our articles of incorporation or our regulations, stock exchange rules, or are otherwise submitted or presented to our shareholders for their vote, consent, waiver or other action:

•

any matter that relates to or would result in our dissolution or liquidation, whether voluntary or involuntary, and whether pursuant to Section 1701.86 or 1701.91 of the Ohio Revised Code or otherwise;

•

the adoption of any amendment to our articles of incorporation or our regulations or the adoption of amended articles of incorporation, other than the adoption of any amendment or amended articles of incorporation that increases the number of votes to which holders of our common shares are entitled or expands the matters to which the time-phase voting provisions of our articles of incorporation apply;

•

any proposal or other action to be taken by our shareholders, whether or not proposed by our shareholders, and whether proposed by authority of our board of directors or otherwise, relating to our rights plan or any successor plan;

•	any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan, or other similar plan, arrangement, or agreement;

•

adoption of any agreement or plan of or for the merger, consolidation or majority share acquisition of us or any of our subsidiaries with or into any other person, whether domestic or foreign, corporate or noncorporate or the authorization of the lease, sale, exchange, transfer or other disposition of all, or substantially all, of our assets;

•

any matter submitted to our shareholders pursuant to Article Fifth (interested shareholder provision) or Article Seventh (control share provision) of our articles of incorporation, as they may be further amended, or any issuance of our common shares for which shareholder approval is required by applicable stock exchange rules; and

•

any matter relating to the issuance of our common shares or the repurchase of our common shares that our board of directors determines is required or appropriate to be submitted to our shareholders under Ohio law or applicable stock exchange rules.

Upon any change of beneficial ownership of our common shares, the new holder will be entitled to only one vote on the matters listed above until that holder has held the shares for four years without a further change in beneficial ownership. Furthermore, no holder of our common shares will be entitled to exercise more than one vote on any matter listed above if the aggregate voting power that holder otherwise would be entitled to exercise (disregarding the voting power of any holder on August 20, 1985 or acquired by the holder in a transaction not involving a change in beneficial ownership as determined pursuant to our articles of incorporation) would constitute one-fifth or more of our voting power and our common shareholders have not authorized the ownership of common shares by that holder as and to the extent contemplated by Article Seventh (control share provision) of our articles of incorporation.

Dividend Rights

Subject to the rights of holders of serial preferred shares, if any, holders of our common shares are entitled to receive dividends as, when and if dividends are declared by our board of directors out of assets legally available for the payment of dividends.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of us, whether voluntary or involuntary, after payment of liabilities and obligations to creditors and holders of serial preferred shares, if any, our remaining assets are to be distributed ratably among the holders of common shares.

Preemptive Rights

Our shareholders will not have any preemptive rights to purchase or subscribe for shares of any class or any other security of ours.

Redemption Rights

Our common shares are not subject to redemption by us or by the holder of the common shares.

Conversion Rights

Our common shares are not convertible into shares of any other class or any other security of ours.

Repurchase

Under our articles of incorporation, we, by action of our board of directors and without action by our shareholders, may purchase our common shares in accordance with Ohio law. The board of directors may authorize such purchases to be made in the open market or through a private or public sale and at such price as our board of directors determines.

Liability to Further Calls or Assessments

Our outstanding common shares are, and any common shares issued will be, duly authorized, validly issued, fully paid and nonassessable.

Sinking Fund Provisions

Our common shares have no sinking fund provisions.

Serial Preferred Shares

Our articles of incorporation authorize 6,000,000 serial preferred shares. No serial preferred shares are currently issued and outstanding. Our board of directors has, however, established a series designated as Series A Junior Participating Preferred Shares and authorized 1,500,000 of such shares.

Our board of directors may establish and issue one or more series of serial preferred shares from time to time with such powers, preferences, rights, qualifications, limitations and restrictions that are permitted by our articles of incorporation, and as the board fixes by resolution, including:

•	dividend rights;

•	redemption rights and price;

•	sinking fund requirements;

•	voting rights;

•	conversion rights;

•	liquidation rights, preferences and price; and

•	restrictions on the issuance of shares of any class or series.

The rights of holders of our serial preferred shares will be subordinate to the rights of our general creditors. Serial preferred shares that we issue will be duly authorized and validly issued, fully paid and nonassessable. Holders of our serial preferred shares will not be entitled to preemptive rights unless specified in the applicable prospectus supplement. Holders of our common shares will not have preemptive rights to participate in any issuance of serial preferred shares.

Our board of directors believes that the serial preferred shares will provide flexibility for future financings and acquisitions by us. Although there currently are no plans to issue serial preferred shares, it is contemplated that from time to time we may consider transactions involving the issuance of serial preferred shares. Because our articles of incorporation give our board of directors flexibility in determining the terms of the serial preferred shares, our board of directors is able to issue serial preferred shares with terms suitable to existing market conditions at the time of issuance or to meet the needs of a particular transaction.

The ability of our board of directors to issue serial preferred shares could enable it to render more difficult or discourage an attempt by another person or entity to obtain control of us. The serial preferred shares could be issued by our board of directors in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power, if the serial preferred shares were convertible into our common shares, of a party attempting to obtain control of us.

Anti-Takeover Matters

Certain provisions of our articles of incorporation, our regulations, Ohio law and our shareholder rights plan, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

Certain Provisions of Our Articles of Incorporation and Regulations

Notice of Shareholder Proposals. Our regulations provide that only business properly brought before annual or special meetings will be considered at the meeting. For annual meetings, the shareholder must have been a shareholder of record at the time notice was given for the annual meeting, been entitled to vote at the annual meeting and have given timely notice in writing to our corporate secretary of the business or nominations for election of directors to be considered at the meeting. Our regulations require that notice of nominations of persons for election to our board of directors or other business be provided no earlier than 120 days, nor later than 90 days, prior to the anniversary date of the prior year’s annual meeting (unless the annual meeting date is more than 30 days before or 60 days after the prior year’s annual meeting date, in which case our regulations provide for alternative notice deadlines). The shareholder’s notice must set forth certain information about the shareholder and include information concerning the business to be brought before the meeting, as specified in our regulations. Our regulations also extend similar notice requirements to proposals made in connection with special meetings of shareholders. Only matters specified in the notice for special meetings or otherwise brought before special meetings by the presiding officer or at the direction of the majority of our board of directors will be considered at special meetings.

No Cumulative Voting. Holders of our common shares do not have cumulative voting rights.

Classified Board of Directors. Under our regulations, our board of directors is divided into three classes, with not fewer than three directors in each class. Our articles of incorporation provide that in an uncontested election of directors, a candidate will be elected as a director only if the votes cast for the candidate exceed the votes cast against the candidate. Abstentions will not be counted as votes cast for or against a candidate. If, however, our board of directors determines that the number of candidates in any one year exceeds the number of directors to be elected in that year, a plurality voting standard will apply and the candidates receiving the greatest number of votes will be elected.

Removal of Directors. Our directors may be removed, only for cause, by the affirmative vote of the holders of a majority of our voting power with respect to the election of directors.

Control Share Acquisitions

Our articles of incorporation provide for the opting out of Ohio’s control share acquisition law. We have, however, adopted similar provisions in our articles of incorporation requiring that notice and informational filings and special shareholder meetings and voting procedures must be followed prior to consummation of a proposed “control share acquisition.” In general a control share acquisition is the acquisition, directly or indirectly, by any person of our shares that when added to all other shares of us in respect of which that person, directly or indirectly, may exercise or direct the exercise of voting power as provided in our articles of incorporation, would entitle the person, immediately after the acquisition, directly or indirectly, to exercise or direct the exercise of the voting power in the election of directors of a number of our outstanding shares (as distinguished from the number of votes to which the holder of the shares is entitled) within any of the following ranges:

•	one-fifth or more but less than one-third of outstanding shares;

•	one-third or more but less than a majority of outstanding shares; and

•	a majority or more of outstanding shares.

Assuming compliance with the notice and information filings, the proposed control share acquisition may be made only if both of the following occur:

•

shareholders who hold shares entitling them to vote in the election of directors authorize the acquisition at a special meeting held for that purpose at which a quorum is present by an affirmative vote of a majority of our voting power in the election of directors represented at the meeting in person or by proxy and a majority of the portion of the voting power excluding the voting power of interested shares represented at the meeting in person or by proxy; and

•	the acquisition is consummated, in accordance with the terms authorized, not later than 360 days following shareholder authorization of the control share acquisition.

In general, “interested shares” means shares of which any of the following persons may exercise or direct the exercise of our voting power in the election of directors:

•	the acquiring person;

•	any officer elected by the board of directors, except shares beneficially owned by such officer for four years or more;

•	any employee who is also a director, except shares beneficially owned by such employee for four years or more;

•

any person that acquires shares during the period beginning with the first public disclosure of the proposed control share acquisition and ending with the record date established for the special meeting, if either of the following applies:

•	the aggregate consideration paid by such person, and any persons acting in concert therewith, exceeds $250,000; or

•

the number of shares acquired by such person, and any persons acting in concert therewith, exceeds one-half of one percent (1/2%) of our outstanding shares entitled to vote on the election of directors; and

•

any person who transfers shares after the record date for the special meeting, if accompanied by voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee or otherwise.

Transactions with Interested Shareholders

We are subject to Chapter 1704 of the Ohio Revised Code, which generally prohibits certain business combinations and transactions with “interested shareholders” for a period of three years after the interested shareholder acquired ten percent or more of the voting power of the corporation in the election of directors, unless prior to the interested shareholder’s acquisition of ten percent or more of the corporation’s shares, the directors of the corporation approved the business combination or other transaction or the purchase of shares by the interested shareholder on the date the shareholder acquired ten percent or more of the corporation’s shares.

In general, subsequent to the three-year period, a transaction subject to Chapter 1704 may take place provided that at least one of the following is satisfied:

•	prior to the date the interested shareholder acquired ten percent or more of the corporation’s shares, the board of directors approved the purchase of shares by the interested shareholder;

•

the transaction is approved, at a meeting held for that purpose, by the affirmative vote of the holders of shares of the corporation entitling them to exercise at least two-thirds of the voting power of the corporation in the election of directors, or of such different proportion as the articles of incorporation may provide, provided that the transaction is also approved by the affirmative vote of the holders of at least a majority of the disinterested shares; or

•	the transaction results in shareholders, other than the interested shareholder, receiving a fair price (as described in Chapter 1704) plus interest for their shares.

In addition, our articles of incorporation provide that any business combination between us and any person that beneficially owns more than 30% of our shares entitled to vote in the election of directors (or at any time owned more than 30% of our shares entitled to vote in the election of directors) must be approved by the affirmative vote of 85% of all shares entitled to vote in the election of directors. The 85% voting requirement is not applicable if:

•	the cash, or fair market value of other consideration, to be received per share by our common shareholders in the business combination is at least an amount equal to the highest per share price paid by the other entity in acquiring any of its holdings of our common shares plus the aggregate amount, if any, by which 5% per annum of the per share price exceeds the aggregate amount of all dividends paid in cash, in each case since the date on which the other entity acquired the 30% interest;

•

after the other entity has acquired a 30% interest and prior to the consummation of the business combination, (1) the other entity has taken steps to ensure that our board of directors included at all times representation by continuing directors proportionate to the shareholdings of the public holders of our common shares not affiliated with the other entity (with a continuing director to occupy any resulting fractional board position), (2) the other entity has not acquired any newly issued shares, directly or indirectly, from us (except upon conversion of convertible securities acquired by it prior to obtaining a 30% interest or as a result of a pro rata share dividend or share split) and (3) the other entity has not acquired any additional outstanding common shares or securities convertible into our common shares except as part of the transaction that resulted in the other entity’s acquiring its 30% interest;

•

the other entity has not (1) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by us or (2) made any major change in our business or equity capital structure without in either case the approval of at least a majority of all the directors and at least two-thirds of the continuing directors, in either case prior to the consummation of the business combination; and

•

a proxy statement responsive to the requirements of the Exchange Act has been mailed to our public shareholders for the purpose of soliciting shareholder approval of the business combination and contained at the front, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination that the continuing directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of the business combination, from the point of view of our remaining public shareholders (the investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by us upon receipt of the opinion).

Continuing directors are directors elected by shareholders prior to the time when such entity acquired more than 5% of the shares entitled to vote in the election of directors, or a person recommended to succeed a continuing director or by a majority of continuing directors.

Rights Plan

Our shareholders are subject to our existing shareholders’ rights plan pursuant to a rights agreement between us and Computershare Trust Company, N.A., as rights agent, dated as of May 20, 2009. A summary of the material provisions of the rights plan is set forth below and is qualified by reference to the complete text of the rights plan, which has been filed with the SEC. The summary does not describe all of the terms of the rights plan. For more information on how to obtain a copy of the rights plan, see “Where You Can Find More Information.”

Our directors adopted the rights plan to protect our shareholders from coercive takeover practices or takeover bids that are inconsistent with their best interests. In general terms, the rights plan imposes a significant penalty upon any person or group that acquires beneficial ownership of 10% or more of our outstanding common shares without the prior approval of our directors. A person or group that acquires beneficial ownership of a percentage of our common shares in excess of that threshold is called an “acquiring person.” Any rights held by an acquiring person are void and may not be exercised. The term “beneficial ownership” is defined in the rights plan and includes, among other things, certain derivative or synthetic arrangements having characteristics of a long position in common shares.

The Rights. Our directors authorized the issuance of one right per each outstanding common share on June 2, 2009. If the rights become exercisable, each right would allow its holder to purchase from us one one-hundredth of a Series A Junior Participating Preferred Share for a purchase price of $140.00. Each fractional preferred share would give the shareholder approximately the same dividend, voting and liquidation rights as does one of our common shares. Prior to exercise, however, a right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The rights will not be exercisable until the earlier of:

•	ten days after a public announcement by us that a person or group has become an acquiring person; and

•

ten business days (or a later date determined by our directors) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

We refer to the date that the rights become exercisable as the “distribution date.” Until the distribution date, our common share certificates will also evidence the rights and will contain a notation to that effect. Any transfer of common shares prior to the distribution date will constitute a transfer of the associated rights. After the distribution date, the rights will separate from the common shares and be evidenced by right certificates, which we will mail to all holders of rights that have not become void.

Flip-In Event. After the distribution date, if a person or group already is or becomes an acquiring person, all holders of rights, except the acquiring person, may exercise their rights upon payment of the purchase price to purchase our common shares (or other securities or assets as determined by our directors) with a market value of two times the purchase price.

Flip-Over Event. After the distribution date, if a flip-in event has already occurred and we are acquired in a merger or similar transaction, all holders of rights except the acquiring person may exercise their rights upon payment of the purchase price to purchase shares of the acquiring corporation with a market value of two times the purchase price of the rights.

Rights may be exercised to purchase our preferred shares only after the distribution date occurs and prior to the occurrence of a flip-in event as described above. A distribution date resulting from the commencement of a tender offer or exchange offer described in the second bullet point above could precede the occurrence of a flip-in event, in which case the rights could be exercised to purchase our preferred shares. A distribution date resulting from any occurrence described in the first bullet point above would necessarily follow the occurrence of a flip-in event, in which case the rights could be exercised to purchase common shares or other securities as described above.

Expiration. The rights will expire on the tenth anniversary of their distribution unless earlier redeemed or exchanged.

Redemption. Our board of directors may redeem all (but not less than all) of the rights for a redemption price of $0.001 per right (subject to adjustment) at any time before the later of the distribution date and the date of the first public announcement by us that a person or group has become an acquiring person. Once the rights are redeemed, the right to exercise rights will terminate, and the only right of the holders of rights will be to receive the redemption price.

Exchange. After the later of the distribution date and the date of the first public announcement by us that a person or group has become an acquiring person, but before an acquiring person owns 50% or more of our outstanding common shares, our board of directors may exchange each right (other than rights that have become void) for one common share or an equivalent security.

Anti-Dilution Provisions. Our board of directors may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including, among others, a stock dividend, a stock split or a reclassification of the preferred shares or our common shares. No adjustments to the purchase price of less than 1% will be made.

Amendments. Before the time rights cease to be redeemable, our board of directors may amend or supplement the rights plan without the consent of the holders of the rights, except that no amendment may decrease the redemption price below $0.001 per right. At any time thereafter, our board of directors may amend or supplement the rights plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the rights plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable. The limitations on our board of directors’ ability to amend the rights plan does not affect our board of directors’ power or ability to take any other action that is consistent with its fiduciary duties, including without limitation accelerating or extending the expiration date of the rights, making any amendment to the rights plan that is permitted by the rights plan or adopting a new rights plan with such terms as our directors determine in their sole discretion to be appropriate.

Mergers, Acquisitions, Share Purchases and Certain Other Transactions

The Ohio Revised Code requires approval of mergers, dissolutions, dispositions of all or substantially all of a corporation’s assets and majority share acquisitions and combinations involving issuance of shares representing one-sixth or more of the voting power of the corporation immediately after the consummation of the transaction (other than so-called “parent-subsidiary” mergers), by two-thirds of the voting power of a corporation, unless the articles of incorporation specify a different proportion (but not less than a majority). Our articles of incorporation do not specify a voting power proportion different than that specified by Ohio law in connection with the approval of these transactions.

Amendments to Constituent Documents

Ohio law permits the adoption of amendments to articles of incorporation if those amendments are approved at a meeting held for that purpose by the holders of shares entitling them to exercise two-thirds of the voting power of the corporation, or a lesser, but not less than a majority, or greater vote as specified in the articles of incorporation. Our articles of incorporation specify that amendments relating to transactions with interested persons require the affirmative vote of the holders of 85% of the common shares entitled to vote in the election of directors, except that the 85% vote will not be required for any amendment to that provision recommended to our shareholders if the recommendation was approved by at least a majority of our directors and at least two-thirds of our continuing directors.

Ohio law permits adoption of amendments to regulations by an affirmative vote of the majority of shares entitled to vote or by written consent from holders of two-thirds of the shares entitled to vote or by written consent or vote of a greater or lesser proportion as provided in the articles of incorporation or regulations but not less than the majority of voting power. Our regulations may be amended by (1) our board of directors to the extent permitted by Ohio law or (2) our shareholders by the affirmative vote of a majority of our voting power at a meeting held for that purpose, or without a meeting by the affirmative written consent of two-thirds of our voting power.

Limitation of Liability of Directors and Officers

Our regulations provide that a director will be liable for monetary damages for any action or omission as a director only if it is proven by clear and convincing evidence that the act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This provision, however, does not affect the liability of directors under Section 1701.95 of the Ohio Revised Code, which relates to:

•	the payment of dividends or distributions, the making of distributions of assets to shareholders or the purchase or redemption of the corporation’s shares, contrary to the law or our articles;

•	the distribution of assets to shareholders during the winding up of our affairs by dissolution or otherwise, if creditors are not adequately provided for; and

•	the making of certain loans to officers, directors or shareholders, other than in the usual course of business, without approval by a majority of the disinterested directors of the corporation.

Our regulations provide that a director will not be found to have violated his or her duties to the corporation as a director of the corporation in any action brought against the director unless it is proven by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in, or not opposed to, the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our regulations specify various matters and constituencies that may be considered by a director in the discharge of his or her duties to the corporation as a director of the corporation.

Our regulations:

•	provide that we must indemnify any director or officer to the full extent permitted by Ohio law, as it exists or as it may in the future be amended to provide broader rights to indemnification;

•	permit us to indemnify employees or agents of ours to the extent authorized from time to time by our board of directors;

•

provide that the indemnification rights conferred in our regulations are contract rights and such rights will continue as to an indemnitee who has ceased to be a director, officer, employee or agent and inure to the benefit of the indemnitee’s heirs, executors and administrators;

•

clarify the categories of expenses and liabilities as to which an indemnitee will be entitled to indemnification and provide that, except in the case of proceedings to enforce rights to indemnification, we will indemnify the indemnitee in connection with a proceeding initiated by the indemnitee only if authorized by our board of directors;

•

provide the indemnitee with a right to bring suit against us if a claim with respect to indemnification has not been paid within a specified period, and provide that if the indemnitee is successful in the lawsuit, the indemnitee will also be entitled to be paid the expense of prosecuting or defending the suit; and

•	establish certain procedures and presumptions with respect to the indemnitee’s right to indemnification.

Ohio law provides that a corporation must indemnify a person for expenses reasonably incurred successfully defending (on the merits or otherwise) an action, suit or proceeding (including certain derivative suits) brought against the person as a director, officer, employee or agent of the corporation. Further, a corporation may indemnify such persons for liability in such actions, suits or proceedings if the person acted in good faith in a matter believed to be in, or not opposed to, the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification may be made only if ordered by a court or authorized in a specific case upon the determination that the appropriate standard has been met by the majority of disinterested directors, an independent legal advisor or shareholders.

Transfer Agent and Registrar

Computershare Investor Services, LLC serves as the transfer agent and registrar for our common shares.

Stock Exchange Listing

Our common shares are listed on the New York Stock Exchange under the trading symbol “SJM.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This prospectus describes certain general terms and provisions of the debt securities and the guarantees. The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities and any related guarantees in a supplement to this prospectus. The prospectus supplement will also indicate if any of the general terms and provisions described in this prospectus do not apply to a particular series of debt securities.

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. If so provided in a prospectus supplement, full and punctual payment, when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and any other payments due on the debt securities will be guaranteed, jointly and severally, fully, unconditionally and irrevocably, by each of the guarantors named in such prospectus supplement on a senior unsecured basis. The obligations of a guarantor under its guarantee will be limited to the extent necessary to prevent the obligations of such guarantor from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same terms (except for the price to public, issue date, initial interest payment date, initial interest accrual date and amount of the first interest payment) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the indenture. The prospectus supplement relating to a series of debt securities being offered will describe the terms of such debt securities, including:

•	the title of the debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•

whether and the extent that debt securities will be guaranteed by the guarantors, the ranking of any such guarantee, the terms of such subordination, if applicable, of any such guarantee and the form of any such guarantee;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount (and any limits in the aggregate principal amount of debt securities of that series) and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any material U.S. federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

The debt securities will be our direct unsecured obligations and will rank equally and pari passu with all of our other unsecured and unsubordinated debt. The debt securities are our unsecured senior debt securities, but our assets include equity in our subsidiaries. As a result, our ability to make payments on the debt securities depends in part on our receipt of dividends, loan payments and other funds from our subsidiaries. Certain of our subsidiaries are guarantors under our senior revolving credit facility and our outstanding senior notes, and such subsidiaries may also guarantee one or more series of debt securities issued under the indenture. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of debt securities, will be subject to that prior claim, unless we or you, in the event that your debt securities are guaranteed by such subsidiary, are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination. In addition, the debt securities will effectively rank junior in right of payment to any of our secured indebtedness to the extent of the assets securing such indebtedness.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean (unless otherwise specified in the applicable prospectus supplement with respect to such series):

(1) default in paying interest on the debt securities of that series when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities of that series when due;

(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due with respect to the debt securities of that series, and such default continues for a period of 30 days or more;

(4) default in the performance, or breach, of any covenant or warranty of the Company or any guarantor in the indenture applicable to that series (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5) default under any agreement or instrument evidencing, or under which we or any restricted subsidiary has outstanding at the time, any indebtedness for money borrowed by us or a restricted subsidiary, which default or defaults, individually or in the aggregate, have resulted in the acceleration of any portion of such indebtedness having an aggregate principal amount equal to or in excess of $100 million;

(6) any guarantee with respect to the debt securities of such series ceases for any reason to be, or is asserted by us or the guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and any such guarantee;

(7) certain events of bankruptcy, insolvency, reorganization or similar proceedings with respect to the Company have occurred; or

(8) any other Events of Default set forth in the prospectus supplement with respect to the debt securities of such series.

If an Event of Default (other than an Event of Default specified in clause (7) with respect to the Company) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest.

If an Event of Default under the indenture specified in clause (7) with respect to the Company occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest, will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived, if all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel have been paid and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default theretofore not cured in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of the occurrence of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a succession to the trustee;

•	cure ambiguities, defects or inconsistencies;

•

provide for the assumption of our obligations (or those of any subsidiary guarantor) in the case of a merger or consolidation or transfer of all or substantially all of our assets (or those of a subsidiary guarantor) permitted under the indenture;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	evidence the addition of any subsidiary as a guarantor or the release of any guarantor and its obligations;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	provide for the issuance of any series of debt securities and to set the terms thereof;

•	add to the rights of the holders of any series of debt securities;

•	add any additional events of default in respect of the debt securities of any or all series;

•	maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount or any interest or premium payable thereon, or extend the fixed maturity or the stated payment date of any payment of premium or interest, of the debt securities;

•	alter or waive the redemption or repayment provisions of the debt securities;

•	change the method of computing the amount of principal of any debt security or any interest payable thereon on any date;

•	change the place of payment or currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	reduce the requirements contained in the indenture for quorum or voting;

•	limit a holder’s right, if any, to repayment of debt securities at the holder’s option;

•

modify any of the foregoing requirements contained in the indenture or those related to waivers of default or compliance with covenants contained in the indenture except to increase the percentage required for any such waiver or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•	except for releases in compliance with the terms of the indenture, amend or modify the terms of any of the guarantee provisions of the indenture in a manner adverse to the holders; or

•	release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

In addition, under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the indenture, except:

•	a default in the payment of the principal of any sinking or purchase fund or any analogous obligation or any premium or interest on any debt securities of that series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.

Covenants

Limitation of Liens Applicable to Debt Securities

The indenture provides that with respect to debt securities, unless otherwise provided in a particular series of debt securities, we will not, and will not permit any of our restricted subsidiaries to, incur, assume or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries unless we or that first-mentioned restricted subsidiary secures or causes such restricted subsidiary to secure the debt securities (and any of its or such restricted subsidiary’s other debt, at its option or such restricted subsidiary’s option, as the case may be, not subordinate to the debt securities), equally and ratably with (or prior to) such secured debt, for as long as such secured debt will be so secured.

These restrictions will not, however, apply to debt secured by:

•

liens on property, shares of stock or indebtedness (herein referred to as “property”) of any corporation or other entity existing at the time such corporation or other entity becomes a restricted subsidiary;

•

liens on property existing at the time of acquisition of such property by us or a restricted subsidiary or on property of a corporation or other entity existing at the time such corporation or other entity is merged into or consolidated with us or a restricted subsidiary, provided that such liens do not attach to or affect property theretofore owned by us or such restricted subsidiary;

•

liens to secure the payment of all or any part of the purchase price of the property subject to such liens, or liens consisting of the interests of lessors in property under capital leases of such property;

•	liens on property of a restricted subsidiary securing debt owed to us or to another restricted subsidiary;

•	liens existing at the date of the indenture;

•

liens in favor of the United States, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, or in favor of holders of securities issued by any of the foregoing, to secure partial, progress, advance or other payments pursuant to any contract or statute (including specifically liens to secure industrial revenue bonds and similar debt);

•

liens on property (and improvements thereto) to secure any debt incurred for the purpose of financing all or part of the purchase price or cost of construction, development or substantial repair, alteration or improvement of such property if such debt is incurred prior to, at the time of or within one year after (or pursuant to a commitment obtained within one year after) the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property;

•	liens arising in connection with contracts with or made at the request of U.S. governmental entities;

•

mechanics’, materialmens’, carriers, growers’, producers’, farmers’ and similar liens arising in the ordinary course of business (including construction of facilities) in respect of obligations not due or being contested in good faith;

•

liens arising from deposits with or the giving of any form of security to any governmental authority required by law or governmental regulation as a condition to the transaction of business or exercise of any privilege, franchise or license;

•	liens for taxes, assessment or governmental charges or levies which, if delinquent, are being contested in good faith;

•	liens (including judgment liens) arising from legal proceedings;

•

liens incurred or deposits made in the ordinary course of business in connection with or to secure the performance of bids, tenders, leases or trade contracts (other than for the payment of debt) or to secure surety, appeal, indemnity, performance or other similar bonds;

•	liens of any depositary bank consisting of statutory, common law or contractual rights of setoff or recoupment with respect to any deposit account; or

•

any extension, renewal or replacement of these categories of liens, so long as such lien does not extend to any other property and the amount of debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal or replacement).

However, if the total amount of our debt and the debt of our restricted subsidiaries secured by liens that would otherwise be subject to the foregoing restriction and any attributable debt (as defined below and not including any debt permitted to be secured as per above) deemed to be debt subject to the provisions of this paragraph would not exceed 15% of our consolidated net tangible assets (as defined below) this requirement does not apply.

Sale and Leaseback. We will not enter, nor will we permit any restricted subsidiary to enter, into a sale and leaseback transaction of any principal property more than 120 days after our or such restricted subsidiary’s acquisition or completion of construction and commencement of full operation of such principal property (except for temporary leases for a term of not more than three years and except for leases between us and a restricted subsidiary or between restricted subsidiaries) unless:

(a) we or such restricted subsidiary would be entitled to incur, assume or guarantee debt secured by such principal property at least equal in amount to the attributable debt in respect of such transaction without equally and ratably securing the debt securities (provided that such attributable debt will thereupon be deemed to be debt subject to the provisions of the preceding paragraph), or (b) an amount in cash equal to such attributable debt is applied, within 120 days of the effective date of such transaction, to the non-mandatory retirement of our long-term unsubordinated debt or long-term unsubordinated debt of a restricted subsidiary.

Definitions. The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

The term “attributable debt” means the present value (discounted at the inherent interest rate as determined by us in good faith, compounded semi-annually) of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended).

The term “consolidated net tangible assets” means the total assets appearing on our latest consolidated balance sheet contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, filed with the SEC, excluding the sum of (1) all current liabilities and (2) all goodwill, patents, copyrights, trademarks and other like intangibles.

The term “debt” means any indebtedness for money borrowed.

The term “subsidiary” means any corporation or other entity that is consolidated in our financial statements, any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of that corporation is at the time owned or controlled solely by us or in conjunction with or by one or more subsidiaries, and any other entity of which at least a majority of the voting interest under ordinary circumstances is at the time owned or controlled solely by us or in conjunction with or by one or more subsidiaries.

The term “restricted subsidiary” means each guarantor and any other subsidiary:

•	substantially all of the property of which is located within the continental United States;

•	that owns a principal property; and

•	in which our investment exceeds 5% of our consolidated assets as shown on our latest quarterly financial statements.

However, the term “restricted subsidiary” does not include any subsidiary which is principally engaged in certain types of leasing and financing activities.

The term “principal property” means any manufacturing or processing plant or facility, warehouse, office facility or distribution center that is located within the continental United States. Our board of directors (or any duly authorized committee of our board of directors) by resolution may create an exception by declaring that a plant or facility, together with all other plants and facilities previously so declared, is not of material importance to the total business conducted by us and our restricted subsidiaries as an entirety.

Consolidation, Merger or Sale of Assets

The indenture provides that we or any guarantor may consolidate or merge with or into, or convey or transfer all or substantially all of our properties and assets or the properties and assets of such guarantor, as the case may be, to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:

•

we or such guarantor, as the case may be, will be the surviving corporation or, if not, that the successor will be a corporation that is organized and validly existing under the laws of any state of the United States or the District of Columbia and will expressly assume by a supplemental indenture our or such guarantor’s, as the case may be, obligations under the indenture and the debt securities or guarantees of debt securities, as the case may be;

•

immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

•

we will have delivered to the trustee an opinion of counsel and an officers’ certificate, stating that such consolidation, merger, conveyance or transfer and any assumption complies with the indenture.

In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor or acquiring entity will succeed to and be substituted for us or any guarantor, as the case may be, as obligor on the debt securities or guarantees of debt securities with the same effect as if it had been named in the indenture as obligor. As a result, we or such guarantor, as the case may be, will be released from all liabilities and obligations under the indenture, the debt securities or the guarantees of debt securities.

Unless otherwise provided in a particular series of debt securities, there are no other restrictive covenants contained in the indenture. The indenture does not contain any provision that will restrict us or any guarantor, as the case may be, from entering into one or more additional indentures providing for the issuance of debt securities or warrants, or from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock, or from purchasing or redeeming our capital stock. The indenture does not contain any financial ratios or specified levels of net worth or liquidity to which we or such guarantor, as the case may be, must adhere. In addition, the indenture does not contain any provision that would require us to repurchase, redeem, or otherwise modify the terms of any of the debt securities upon a change in control or other event involving us that may adversely affect our creditworthiness or the value of the debt securities.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee canceled or for cancellation; or

•

all the debt securities of any series issued that have not been delivered to the trustee canceled or for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due and any remaining rights to receive mandatory sinking fund payments;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “—Events of Default” above will no longer constitute an event of default for that series. Additionally, with limited exceptions, we would not have to comply with covenants applicable to such debt series (including without limitation those covenants relating to consolidation, merger or sale, limitation on liens, and sale and leaseback transactions).

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•

U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent registered public accountants to pay and discharge, and which will be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no Event of Default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•

if debt securities are to be redeemed before the stated maturity date (other than from mandatory sinking fund payments or analogous payments), we have delivered satisfactory notice of redemption to the trustee;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Concerning our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and credit facilities with U.S. Bank National Association.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the warrants we are offering, and any supplemental agreements, before the issuance of the related warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and any supplemental agreements applicable to a particular warrant. We urge you to read the applicable prospectus supplements related to the particular warrants that we may offer under this prospectus, as well as any related free writing prospectuses and the complete warrant agreement and any supplemental agreements that contain the terms of the warrants.

We may issue (either separately or together with other offered securities) warrants to purchase underlying debt securities, serial preferred shares, common shares or any combination thereof issued by us (“offered warrants”). Such warrants may be issued independently or together with any such securities and may be attached or separate from the securities. We may issue the warrants under separate warrant agreements (each a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”), identified in the prospectus supplement. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders of beneficial owners of warrants.

General

You should read the prospectus supplement for the material terms of the offered warrants, including the following:

•	the title and aggregate number of the warrants;

•	the title, rank, aggregate principal amount and terms of the underlying debt securities, serial preferred shares or common shares purchasable upon exercise of the warrants;

•

the principal amount of underlying debt securities, serial preferred shares or common shares that may be purchased upon exercise of each warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the price at which and the currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants will commence and the date on which such right will expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the title, rank, aggregate principal amount and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and related securities will be separately transferable;

•	any optional redemption terms;

•	whether certificates evidencing the warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged; and

•	any other material terms of the warrants.

The prospectus supplement will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Warrant certificates will be exchangeable for new warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Warrants may be exercised and exchanged and warrants in registered form may be presented for registration or transfer at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Warrants

Each offered warrant will entitle the holder thereof to purchase the amount of underlying debt securities, serial preferred shares, common shares or any combination thereof at the exercise price set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date, unexercised warrants will be void.

Warrants may be exercised by payment to the warrant agent of the applicable exercise price and by delivery to the warrant agent of the related warrant certificate, properly completed. Warrants will be deemed to have been exercised upon receipt of the exercise price and the warrant certificate or certificates. Upon receipt of this payment and the properly completed warrant certificates, we will, as soon as practicable, deliver the amount of underlying debt securities, serial preferred shares, common shares or any combination thereof purchased upon exercise.

If fewer than all of the warrants represented by any warrant certificate are exercised, a new warrant certificate will be issued for the unexercised warrants. The holder of a warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities, serial preferred shares, common shares or other combination thereof purchased upon exercise.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

No Rights as Holders of Underlying Debt Securities, Serial Preferred Shares or Common Shares

Before the warrants are exercised, holders of the warrants are not entitled to payments of principal of, premium, if any, or interest on the related underlying debt securities and dividends on the serial preferred shares, common shares or any combination thereof, as applicable, or to exercise any rights whatsoever as holders of the underlying debt securities, serial preferred shares or common shares.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more of the securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities and Guarantees” and “Description of Warrants” will apply to each unit and to any common shares, serial preferred shares, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, registrar, transfer agent, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived, and DTC requests physical certificates.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not us or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We and/or selling security holders, if applicable, may sell the securities, separately or together in units, in several ways, including:

•	through underwriters or dealers;

•	through agents; or

•	directly to a limited number of purchasers or to a single purchaser.

The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities, the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If we and/or selling security holders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only underwriters named in a prospectus supplement will be deemed to be underwriters in connection with the securities described in such prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of such securities under circumstances entitling it to a dealer’s commission. We anticipate that any underwriting agreement pertaining to any such securities will:

•

entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act of 1933, as amended, (the “Act”) or to contribution with respect to payments which the underwriters may be required to make in respect of such liabilities;

•	provide that the obligations of the underwriters will be subject to certain conditions precedent; and

•	provide that the underwriters generally will be obligated to purchase all such securities if any are purchased.

Securities also may be offered directly by us and/or selling security holders or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Act) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. We may pledge or grant a security interest in some or all of the common shares covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus.

Underwriters and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Act, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the securities to be offered by this prospectus will be passed upon for us by Calfee, Halter & Griswold LLP, Cleveland, Ohio. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The consolidated financial statements of The J. M. Smucker Company for the year ended April 30, 2011 appearing in The J. M. Smucker Company’s Current Report on Form 8-K (dated October 13, 2011) and the effectiveness of The J. M. Smucker Company’s internal control over financial reporting as of April 30, 2011 included in The J. M. Smucker Company’s 2011 Annual Report to Shareholders and incorporated by reference in The J. M. Smucker Company’s Annual Report on Form 10-K for the year ended April 30, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included and incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and The J. M. Smucker Company management’s assessment of the effectiveness of internal control over financial reporting as of April 30, 2011 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$

The J. M. Smucker Company

% Notes due

PROSPECTUS SUPPLEMENT

                    , 2011

Joint Book-Running Managers

BofA Merrill Lynch

J.P. Morgan